STATUTEN VAN
                            NEW SKIES SATELLITES N.V.
                             GEVESTIGD TE AMSTERDAM
                              PER 24 AUGUSTUS 2000


     Naam en zetel.

     Artikel 1.

     1.1. De vennootschap is genaamd: New Skies Satellites N.V. (de "Vennootschap").

     1.2. De Vennootschap is gevestigd te Amsterdam.

     1.3. De Vennootschap kan, bij besluit van de Raad van Bestuur, zowel in het binnenland als in het buitenland kantoren en filialen oprichten.

     Doel.

     Artikel 2.

     2.1. De Vennootschap heeft ten doel het zich bezig te houden met de planning, ontwikkeling, opbouw, eigendom en exploitatie van een wereldwijd satellietcommunicatiesysteem; overeenkomsten aan te gaan voor de ontwikkeling, bouw en exploitatie van ruimtevaartuigen, lanceerapparatuur en satellietcontrolecentra; het verkrijgen van de nodige materiele faciliteiten, uitrusting en apparatuur voor haar operaties; het verstrekken van diensten aan INTELSAT in overeenstemming met de Ensured Capacity Rights Agreement tussen INTELSAT en de Vennootschap en alle opvolgende overeenkomsten of verwante overeenkomsten; het deelnemen in verschillende segmenten van de omroep-, telecommunicatie- en informatiedienstenmarkten; het verstrekken van multimediadiensten per satelliet; de marketing danwel het organiseren van de marketing van alle diensten die zij verstrekt; het verrichten van onderzoek en ontwikkeling in verband hiermee; en zich bezig te houden met alle andere activiteiten van commerciele, industriele of financiele aard, met inbegrip van het oprichten van en het participeren in andere ondernemingen, voor eigen rekening van de Vennootschap, of voor rekening van, of met medewerking van, of in samenwerking met, derden.

     2.2. De Vennootschap kan de financiering organiseren en kan leningen aangaan en zekerheden verstrekken voor haar leningen en verplichtingen, alsmede voor leningen en verplichtingen van vennootschappen waarin zijzelf of met haar verbonden groepsmaatschappijen of dochtermaatschappijen de zeggenschap hebben, en alle activiteiten die bedoeld of bevorderlijk zijn voor de verwezenlijking van doeleinden vermeld in dit artikel 2.

     Duur.

     Artikel 3.

     De Vennootschap is aangegaan voor onbepaalde tijd.

     Kapitaal en aandelen.
     Artikel 4.

     4.1. Het maatschappelijk kapitaal van de vennootschap bedraagt tweeentwintig miljoen zevenhonderddrieenvijftigduizend euro (EUR 22.753.000,--), verdeeld in tweehonderdvier miljoen zevenhonderdzevenenzeventigduizend (204.777.000) gewone aandelen van vijf euro cent (EUR 0,05) elk, tweeentwintig miljoen zevenhonderddrieenvijftigduizend (22.753.000) financieringspreferente aandelen van vijf euro cent (EUR 0,05) elk, en tweehonderdzevenentwintig miljoen vijfhonderddertigduizend
          (227.530.000) beschermingsaandelen van vijf euro cent (EUR 0,05) elk.

     4.2. Waar in deze statuten gesproken wordt van aandelen en aandeelhouders, zijn daaronder de gewone aandelen, de financieringspreferente aandelen en de beschermingsaandelen, respectievelijk de houders van gewone aandelen, de houders van financieringspreferente aandelen en de houders van beschermingsaandelen begrepen, tenzij het tegendeel uitdrukkelijk blijkt. Waar in deze statuten gesproken wordt van gewone aandelen, zijn daaronder gewone aandelen aan toonder en gewone aandelen op naam begrepen, tenzij het tegendeel uitdrukkelijk blijkt.

     4.3. De Vennootschap kan meewerken aan de uitgifte van certificaten van aandelen voor aandelen in haar aandelenkapitaal, op voorwaarde dat houders van dergelijke certificaten gerechtigd zijn instructie te geven aan de houder(s) van de corresponderende aandelen om de daaraan verbonden stemrechten uit te oefenen of een volmacht te verkrijgen om het stemrecht uit te oefenen.

     Uitgifte van aandelen.

     Artikel 5.

     5.1. De algemene vergadering van aandeelhouders, (hierna te noemen: de "Algemene Vergadering van Aandeelhouders") is bevoegd tot uitgifte van aandelen te besluiten, doch slechts op voorstel van en tegen een prijs en de verdere voorwaarden vastgesteld door de Raad van Bestuur. Daarnaast kan de Algemene Vergadering van Aandeelhouders de Raad van Bestuur aanwijzen als het orgaan dat bevoegd is tot verdere uitgifte van aandelen te besluiten, zulks met inachtneming van artikel 20, letter a. Zolang en, ingeval van een delegatie voor een beperkt aantal aandelen, voor zover de delegatie aan de Raad van Bestuur van kracht is, is de Algemene Vergadering van Aandeelhouders niet bevoegd tot verdere uitgifte van aandelen te besluiten. Een voorafgaand of gelijktijdig goedkeuringsbesluit van elke groep houders van aandelen van een zelfde soort, aan wier rechten de uitgifte of delegatie afbreuk doet, is vereist voor de geldigheid van een besluit van de algemene vergadering tot uitgifte van aandelen of tot delegatie van de Raad van Bestuur.

     5.2. Ingeval de bevoegdheid tot uitgifte van aandelen aan de Raad van Bestuur werd gedelegeerd, stelt de Raad van Bestuur de prijs en de verdere voorwaarden van uitgifte vast, rekening houdend met de wettelijke en statutaire bepalingen in verband daarmee. Elke handeling van de Raad van Bestuur in verband hiermee geschiedt met inachtneming van het bepaalde in artikel 20.

     5.3. Een delegatie aan de Raad van Bestuur van de bevoegdheid tot uitgifte van aandelen zal geschieden in overeenstemming met de wet en de statuten. Het besluit betreffende de delegatie vermeldt het maximum aantal aandelen dat kan worden uitgegeven en de duur ervan, die niet langer dan vijf (5) jaar zal zijn. De Algemene Vergadering van Aandeelhouders kan de delegatie van tijd tot tijd verlengen voor een periode van ten hoogste vijf (5) jaar voor elke verlenging. De delegatie kan niet worden herroepen tenzij het besluit betreffende de delegatie anders bepaalt.

     5.4. Binnen acht dagen nadat de Algemene Vergadering van Aandeelhouders een besluit heeft genomen tot uitgifte van aandelen of een besluit heeft genomen tot delegatie van deze bevoegdheid aan de Raad van Bestuur zoals voorzien in lid 1, legt de Raad van Bestuur de volledige tekst van een dergelijk besluit neer ten kantore van het handelsregister van de Kamer van Koophandel waar de vennootschap haar hoofdvestiging heeft. Binnen acht dagen na iedere uitgifte van aandelen doet de Raad van Bestuur hiervan mededeling aan het handelsregister, met vermelding van het aantal uitgegeven aandelen.

     5.5. De leden 1 tot en met 4 zijn van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen maar zijn niet van toepassing op de uitgifte van aandelen aan iemand die een voordien verkregen recht tot het nemen van aandelen uitoefent.

     5.6. Indien de bevoegdheid tot uitgifte van aandelen aan de Raad van Bestuur is gedelegeerd en beschermingsaandelen worden uitgegeven, daaronder begrepen het verlenen van rechten tot het nemen van beschermingsaandelen doch niet het uitgeven van aandelen ingevolge het uitoefenen van het recht tot het nemen van aandelen:

          a. is de Raad van Bestuur verplicht een Algemene Vergadering van Aandeelhouders bijeen te roepen binnen vier weken na een dergelijke uitgifte, in welke vergadering de redenen voor de uitgifte worden toegelicht, tenzij een dergelijke toelichting reeds is gegeven in een Algemene Vergadering van Aandeelhouders welke gehouden is voorafgaand aan de uitgifte;

          b. is de voorafgaande goedkeuring van de Algemene Vergadering van Aandeelhouders vereist voor het specifieke geval, indien (i) ten gevolge van een dergelijke uitgifte en/of (ii) tengevolge van een eerdere uitgifte van beschermingsaandelen door de Raad van Bestuur zonder dergelijke goedkeuring of andere medewerking van de Algemene Vergadering van Aandeelhouders, op een zodanig aantal beschermingsaandelen kan worden ingeschreven en/of een zodanig aantal wordt uitgegeven, dat het totaal van de nominale waarde van de beschermingsaandelen dat is uitgegeven zonder genoemde goedkeuring of andere medewerking van de Algemene Vergadering van Aandeelhouders, hoger is dan honderd procent (100%) van de totale nominale waarde van de overige aandelen die waren uitgegeven voor een dergelijke uitgifte.

     5.7. Indien beschermingsaandelen zijn geplaatst krachtens een besluit tot uitgifte van aandelen, dan wel een besluit tot het verlenen van een recht tot het nemen van aandelen, genomen door de Raad van Bestuur zonder de voorafgaande goedkeuring of andere medewerking van de Algemene Vergadering van Aandeelhouders, is de Raad van Bestuur verplicht een Algemene Vergadering van Aandeelhouders bijeen te roepen binnen twee jaren na die plaatsing en daarin een voorstel te doen omtrent inkoop casu quo intrekking van bedoelde geplaatste beschermingsaandelen. Indien in die vergadering niet het besluit wordt genomen dat strekt tot inkoop casu quo intrekking van de beschermingsaandelen is de Raad van Bestuur verplicht telkens binnen twee jaar nadat vorenbedoeld voorstel aan de orde is gesteld, wederom een Algemene Vergadering van Aandeelhouders bijeen te roepen waarin een zodanig voorstel opnieuw wordt gedaan, welke verplichting er niet meer is indien de bedoelde aandelen niet langer zijn geplaatst casu quo niet langer door een ander dan de vennootschap worden gehouden.

     5.8. De delegatie aan de Raad van Bestuur van de bevoegdheid tot uitgifte van aandelen heeft geen invloed op de bevoegdheid van de Algemene Vergadering van Aandeelhouders om dividenden op aandelen van de Vennootschap uit te keren, zoals genoemd in artikel 29 van deze statuten.

     5.9. Onverminderd het bepaalde in artikel 2:80, lid 2, Burgerlijk Wetboek, worden aandelen nimmer beneden pari uitgegeven.

    5.10. Gewone aandelen en financieringspreferente aandelen worden slechts tegen volstorting uitgegeven. Beschermingsaandelen kunnen tegen gedeeltelijke volstorting worden uitgegeven, met dien verstande, dat
          (a) het verplicht te storten gedeelte van het nominale bedrag voor elk beschermingsaandeel - ongeacht wanneer het is uitgegeven - gelijk moet zijn; en (b) bij het nemen van een aandeel ten minste een/vierde (1/4) van het nominale bedrag moet worden gestort.

    5.11. Onder goedkeuring van de Raad van Commissarissen kan de Raad van Bestuur besluiten op welke dag en tot welk bedrag verdere storting op niet volgestorte beschermingsaandelen moet zijn geschied. De Raad van Bestuur geeft van zodanig besluit onverwijld kennis aan de houders van beschermingsaandelen; tussen die kennisgeving en de dag waarop de storting moet zijn geschied dienen ten minste dertig dagen te liggen.

    5.12. Storting moet in geld geschieden voor zover niet een andere inbreng is overeengekomen. Storting in geld moet in euro geschieden, tenzij de Vennootschap toestemt in storting in vreemd geld. Met storting in vreemd geld wordt aan de stortingsplicht voldaan voor het bedrag waartegen het gestorte bedrag vrijelijk in euro's kan worden omgewisseld. Bepalend is de wisselkoers op de dag van storting, dan wel na toepassing van de volgende zin op de daar bedoelde dag. De Vennootschap kan storting verlangen tegen de wisselkoers op een bepaalde dag binnen twee maanden voor de laatste dag waarop moet worden gestort mits de aandelen of certificaten daarvan onverwijld na de uitgifte zullen worden opgenomen in de prijscourant van een beurs buiten Nederland.

    5.13. Aandelen worden uitgegeven bij notariele akte, indien wettelijk vereist, overeenkomstig de desbetreffende wettelijke bepalingen.

    5.14. Behoudens voorafgaande goedkeuring van de Raad van Commissarissen, is de Raad van Bestuur uitdrukkelijk gemachtigd rechtshandelingen te verrichten zoals bedoeld in artikel 2:94, Burgerlijk Wetboek, zonder voorafgaande goedkeuring van de Algemene Vergadering van Aandeelhouders.

    5.15. In deze statuten wordt de bevoegdheid om tot honderdeenentachtig miljoen vijfhonderdtwaalfduizend (181.512.000) gewone aandelen, tweeentwintig miljoen zevenhonderddrieenvijftigduizend (22.753.000) financieringspreferente aandelen en tweehonderdzevenentwintig miljoen vijfhonderddertigduizend (227.530.000) beschermingsaandelen uit te geven, gedelegeerd aan de Raad van Bestuur, behoudens goedkeuring overeenkomstig artikel 20 van deze statuten. Deze delegatie geldt voor periode van vijf jaar, met ingang van de dag van goedkeuring van de Algemene Vergadering van Aandeelhouders van deze gewijzigde statuten.

   Voorkeursrechten.

   Artikel 6.

     6.1. Bij uitgifte van gewone aandelen, heeft iedere aandeelhouder een voorkeursrecht ten aanzien van de uit te geven gewone aandelen, naar evenredigheid van zijn of haar totale aantal gewone aandelen. Houders van beschermingsaandelen en houders van financieringspreferente aandelen hebben geen voorkeursrecht op aandelen die worden uitgegeven. Houders van gewone aandelen hebben geen voorkeursrecht op de uitgifte van beschermingsaandelen of financieringspreferente aandelen. Onverminderd de overige bepalingen in dit artikel bestaat geen voorkeursrecht op aandelen die worden uitgegeven tegen inbreng anders dan in geld of op aandelen die worden uitgegeven aan werknemers van de Vennootschap of van een groepsmaatschappij (in deze statuten wordt onder een groep verstaan een economische eenheid waarin rechtspersonen en vennootschappen organisatorisch zijn verbonden. Groepsmaatschappijen zijn rechtspersonen en vennootschappen die met elkaar in een groep zijn verbonden). Voorkeursrechten zijn overdraagbaar zonder enige beperking.

     6.2. De Algemene Vergadering van Aandeelhouders, of de Raad van Bestuur in voorkomend geval, bepaalt bij het nemen van het besluit tot uitgifte van aandelen op welke wijze en binnen welk tijdvak het voorkeursrecht kan worden uitgeoefend.

     6.3. De Vennootschap kondigt de uitgifte van aandelen waarop een voorkeursrecht rust en het tijdvak waarbinnen dergelijk recht mag worden uitgeoefend, aan in de Staatscourant en op de wijze als bepaald in artikel 22, lid 5 van deze statuten.

     6.4. Eventuele voorkeursrechten kunnen worden uitgeoefend binnen een periode van ten minste twee weken na de datum van de aankondiging van de uitgifte van aandelen waarop een voorkeursrecht rust.

     6.5. Het voorkeursrecht kan worden beperkt of uitgesloten bij besluit van de Algemene Vergadering van Aandeelhouders. Met inachtneming van artikel 20, letter a kan de Algemene Vergadering van Aandeelhouders de bevoegdheid tot beperking of uitsluiting van het voorkeursrecht delegeren aan de Raad van Bestuur voorzover zij ook de bevoegdheid heeft gedelegeerd aan de Raad van Bestuur om aandelen uit te geven.

          Indien en, ingeval van een gedeeltelijke delegatie, voorzover de Raad van Bestuur is gemachtigd de voorkeursrechten te beperken of uit te sluiten kan de Raad van Bestuur bij besluit alle voorkeursrechten waartoe aandeelhouders gerechtigd zouden kunnen zijn beperken of uitsluiten, met inachtneming van eventuele beperkingen zoals opgenomen in het delegatiebesluit. Het besluit waarbij aan de Raad van Bestuur de bevoegdheid om het voorkeursrecht te beperken of uit te sluiten wordt gedelegeerd, vermeldt de duur van delegatie, die ten hoogste vijf (5) jaar beloopt. De Algemene Vergadering van Aandeelhouders kan de delegatie van tijd tot tijd verlengen, telkens voor een periode van ten hoogste vijf (5) jaar. De delegatie kan niet worden herroepen tenzij het besluit betreffende de delegatie anders bepaalt.

     6.6. Ieder voorstel aan de Algemene Vergadering van Aandeelhouders om de voorkeursrechten te beperken of uit te sluiten vermeld de redenen daarvoor en de redenen voor de beoogde uitgiftekoers.

     6.7. Voor een besluit van de Algemene Vergadering van Aandeelhouders om het voorkeursrecht uit te sluiten of te beperken of om deze bevoegdheid aan de Raad van Bestuur te delegeren overeenkomstig het vijfde lid van dit artikel, is een meerderheid van tenminste twee/derde van de uitgebrachte stemmen vereist, indien op de Algemene Vergadering van Aandeelhouders minder dan de helft van het geplaatste kapitaal aanwezig of vertegenwoordigd is.

     6.8. De Raad van Bestuur legt binnen acht dagen na een besluit tot uitsluiting of beperking van het voorkeursrecht of tot delegatie aan de Raad van Bestuur zoals vermeld in lid 5 van dit artikel een volledige tekst daarvan neer ten kantore van het handelsregister.

     6.9. Dit artikel 6 is van toepassing wanneer rechten tot het nemen van aandelen worden verleend, doch is niet van toepassing op het uitgeven van aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent, in welk geval geen voorkeursrecht bestaat.

     6.10. In deze statuten wordt de bevoegdheid om het voorkeursrecht uit te sluiten of te beperken met betrekking tot alle aandelen vermeld in lid 15 van artikel 5 gedelegeerd aan de Raad van Bestuur voor een aanvankelijke periode van vijf jaar, met ingang van de dag van goedkeuring van deze gewijzigde statuten door de Algemene Vergadering van Aandeelhouders.

     Verkrijging en vervreemding door de Vennootschap van eigen aandelen.

     Artikel 7.

     7.1. De Vennootschap is bevoegd volgestorte aandelen in haar eigen kapitaal om niet te verkrijgen. De Vennootschap is eveneens bevoegd volgestorte aandelen in haar eigen kapitaal onder bezwarende titel te verkrijgen indien aan de hiernavolgende voorwaarden is voldaan:

          a. de Algemene Vergadering van Aandeelhouders heeft de Raad van Bestuur tot dergelijke verkrijging gemachtigd en de machtiging (die slechts voor ten hoogste achttien maanden geldig is) bepaalt het aantal aandelen dat kan worden verworven, de wijze waarop deze kunnen worden verworven en tussen welke grenzen de prijs moet liggen;

          b. het eigen vermogen van de Vennootschap, verminderd met de verkrijgingsprijs, is niet kleiner dan de som van het gestorte en opgevraagde deel van het aandelenkapitaal vermeerderd met de reserves die krachtens de wet of deze statuten moeten worden aangehouden; en

          c. de som van de nominale waarde van de te verkrijgen aandelen en van de aandelen in haar kapitaal die de Vennootschap reeds houdt, die de Vennootschap houdt als pandhouder of die worden gehouden door een dochtermaatschappij, bedraagt niet meer dan een/tiende van het totale nominale bedrag van het geplaatste kapitaal;

               onverminderd het overigens in de wet of deze statuten bepaalde.

     7.2. Voor het bepaalde onder (b) is bepalend de grootte van het eigen vermogen van de Vennootschap volgens de laatste vastgestelde balans, verminderd met de verkrijgingsprijs voor aandelen in het aandelenkapitaal van de Vennootschap en uitkeringen ten laste van winst of reserves aan anderen, die zij en haar dochtermaatschappijen na de balansdatum verschuldigd werden. Is een boekjaar meer dan zes maanden verstreken zonder dat de jaarrekening is vastgesteld, dan is de verkrijging overeenkomstig het eerste lid niet toegestaan.

     7.3. Elke verkrijging door de Vennootschap van niet volgestorte aandelen is nietig.

     7.4. De Vennootschap kan aandelen die zij heeft verkregen in overeenstemming met dit artikel vervreemden.

     7.5. Indien certificaten van aandelen zijn uitgegeven worden deze voor de toepassing van de leden 1 en 4 beschouwd als aandelen.

     7.6. Bij de vaststelling in hoeverre de aandeelhouders stemmen, aanwezig of vertegenwoordigd zijn, of in hoeverre het aandelenkapitaal wordt verschaft of vertegenwoordigd is, wordt geen rekening gehouden met aandelen waarvan de wet of de statuten bepaalt dat daarvoor geen stem kan worden uitgebracht.

     Vermindering van het geplaatste kapitaal. Intrekking van aandelen.

     Artikel 8.

     8.1. De Algemene Vergadering van Aandeelhouders kan met inachtneming van het bepaalde in artikel 2:99 Burgerlijk Wetboek, op voorstel van de Raad van Commissarissen, besluiten tot vermindering van het geplaatste kapitaal door intrekking van aandelen of door de nominale waarde van de aandelen bij statutenwijziging te verminderen. In dit besluit moeten de aandelen waarop het besluit betrekking heeft, worden vermeld en moet de wijze van uitvoering van het besluit zijn geregeld.

          Intrekking met terugbetaling van aandelen dan wel gedeeltelijke terugbetaling op aandelen of ontheffing van de verplichting tot storting als bedoeld in artikel 2:99 Burgerlijk Wetboek, kan ook plaatsvinden uitsluitend ten aanzien van gewone aandelen dan wel uitsluitend ten aanzien van beschermingsaandelen dan wel uitsluitend ten aanzien van financieringspreferente aandelen. Een gedeeltelijke terugbetaling of ontheffing is slechts mogelijk ter uitvoering van een besluit tot vermindering van het bedrag van de aandelen en moet naar evenredigheid op alle betrokken aandelen geschieden. Van het vereiste van evenredigheid mag worden afgeweken met instemming van alle betrokken aandeelhouders.

     8.2. Voor een besluit tot kapitaalvermindering is een meerderheid van tenminste twee/derde van de uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal in de vergadering is vertegenwoordigd.

     8.3. De oproeping tot een vergadering waarin een besluit zal worden genomen als bedoeld in dit artikel, vermeldt het doel van de kapitaalvermindering en de wijze waarop deze zal worden uitgevoerd. Het tweede, derde en vierde lid van artikel 2:123 Burgerlijk Wetboek, zijn van overeenkomstige toepassing.

     8.4. De Vennootschap legt de besluiten als bedoeld in lid 1 van dit artikel neer ten kantore van het handelsregister van de Kamer van Koophandel en kondigt de neerlegging aan in een landelijk verspreid en in een internationaal verspreid financieel dagblad met internationale bekendheid, voor zover de wet dit vereist; het bepaalde in artikel 2:100, leden 2 tot en met 6 Burgerlijk Wetboek, is op de Vennootschap van toepassing.

     Aandelen en aandeelbewijzen.

     Artikel 9.

     9.1. Gewone aandelen luiden op naam of aan toonder. Beschermingsaandelen en financieringspreferente aandelen luiden op naam. De aandelen zijn genummerd. Gewone aandelen op naam zijn doorlopend genummerd van 1 af. Beschermingsaandelen zijn doorlopend genummerd van G1 af. Financieringspreferente aandelen zijn doorlopend genummerd van F1 af.

     9.2. De Raad van Bestuur kan bepalen dat voor gewone aandelen op naam aandeelbewijzen worden uitgegeven, in de coupures en in de vorm als bepaald door de Raad van Bestuur. Elk aandeelbewijs vermeldt het (de) nummer(s) van het aandeel of de aandelen waarvoor het werd uitgegeven.

     9.3. Alle gewone aandelen aan toonder worden belichaamd in een aandeelbewijs.

     9.4. Het gewone toonder aandeelbewijs wordt getekend door of namens een lid van de Raad van Bestuur. De Raad van Bestuur kan bepalen dat de handtekening een fascimile handtekening zal zijn en kan aan een of meer personen de bevoegdheid delegeren het aandeelbewijs namens de Vennootschap te tekenen.

     9.5. De Vennootschap kent aan een rechthebbende een recht terzake van een gewoon aandeel aan toonder toe doordat (a) de vennootschap het Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. ("Necigef") in staat stelt een gewoon aandeel op het aandeelbewijs bij te (doen) schrijven; en (b) de rechthebbende een aangesloten instelling, als bedoeld in de Wet giraal effectenverkeer (hierna:
          "aangesloten instelling") aanwijst, die hem dienovereenkomstig als deelgenoot (hierna: "deelgenoot") in het verzameldepot, als bedoeld in de Wet giraal effectenverkeer, crediteert. De deelgenoten worden hierna ook aangeduid als houders van aandelen aan toonder en voor zover nodig worden zij ook als zodanig door de Vennootschap erkend.

     9.6. Onverminderd het bepaalde in artikel 23, lid 7 van deze statuten is het beheer over het aandeelbewijs onherroepelijk opgedragen aan Necigef, en is Necigef onherroepelijk gevolmachtigd namens de rechthebbende(n) ter zake van de desbetreffende aandelen al het nodige te doen, waaronder aanvaarden en leveren, en namens de Vennootschap mede te werken aan bijschrijving op en afschrijving van het aandeelbewijs.

     9.7. Indien een deelgenoot van de aangesloten instelling uitlevering wenst van een of meer gewone aandelen aan toonder tot ten hoogste een hoeveelheid waarvoor hij deelgenoot is, zullen, per het tijdstip van het kenbaar maken van vorenbedoelde wens, deze door deze deelgenoot gehouden gewone aandelen aan toonder worden omgezet in evenzoveel gewone aandelen op naam, en zal (a) Necigef de Vennootschap in staat stellen deze gewone aandelen van het aandeelbewijs te (doen) afschrijven, (b) de desbetreffende aangesloten instelling de rechthebbende dienovereenkomstig als deelgenoot in haar verzameldepot debiteren (c) Necigef bij akte deze gewone aandelen aan de gerechtigde toedelen door middel van een levering, (d) de Vennootschap de levering erkennen, en (e) de Raad van Bestuur van de Vennootschap de houder als houder van aandelen op naam in het aandeelhoudersregister (doen) inschrijven. De Vennootschap mag de aandeelhouder die zijn aandelen op naam of aan toonder doet stellen op grond van het bepaalde in dit lid of in lid 8 van dit artikel niet meer dan de kosten in rekening brengen.

     9.8. Een aandeelhouder kan te allen tijde een of meer van zijn gewone aandelen op naam aan toonder doen stellen doordat (a) de rechthebbende die aandelen bij akte aan Necigef levert, (b) de Vennootschap de levering erkent, (c) Necigef de Vennootschap in staat stelt die aandelen op het aandeelbewijs bij te (doen) schrijven, (d) een door de rechthebbende aangewezen aangesloten instelling de rechthebbende dienovereenkomstig als deelgenoot in haar verzameldepot crediteert en
          (e) de Raad van Bestuur van de Vennootschap de rechthebbende als houder van die aandelen uit het aandeelhoudersregister (doet) uitschrijven. Voor omzetting van een aandeel op naam dat is verpand of waarop een recht van vruchtgebruik rust is voorafgaande schriftelijke goedkeuring van de pandhouder of de vruchtgebruiker vereist.

     9.9. Indien aandeelbewijzen zijn uitgegeven voor aandelen op naam worden de aandeelbewijzen ondertekend door of namens een lid van de Raad van Bestuur namens de Vennootschap. De Raad van Bestuur kan bepalen dat de handtekening een facsimile handtekening zal zijn. Bovendien kunnen alle aandeelbewijzen geldig namens de Vennootschap worden ondertekend door een of meer te dien einde aangewezen personen.

    9.10. Alle aandeelbewijzen worden gekentekend door nummers en/of letters.

    9.11. De Raad van Bestuur kan bepalen dat met het oog op het verhandelen en de levering van aandelen op een buitenlandse effectenbeurs, aandeelbewijzen worden uitgegeven in een zodanige vorm als door de Raad van Bestuur bepaald zodat zij beantwoorden aan de vereisten van een dergelijke buitenlandse effectenbeurs.

    9.12. Op schriftelijk verzoek door of namens een aandeelhouder en op verstrekking van genoegzaam bewijs door of namens die aandeelhouder met betrekking tot de eigendom daarvan, het verloren gegaan zijn van die eigendom, de diefstal, de beschadiging of vernietiging van de aandeelbewijzen, kunnen door de Vennootschap vervangende aandeelbewijzen worden uitgegeven voor die aandeelbewijzen die verloren zijn gegaan, werden gestolen, beschadigd of vernietigd. Iedere uitgifte van vervangende aandeelbewijzen is onderworpen aan de voorwaarden bepaald door de Raad van Bestuur, met inbegrip van, maar niet beperkt tot, vrijwaring van de Vennootschap.

    9.13. De kosten van de uitgifte van vervangende aandeelbewijzen kunnen ten laste van de aanvrager worden gebracht. Door de uitgifte van vervangende aandeelbewijzen worden de originele aandeelbewijzen nietig en heeft de Vennootschap geen verdere verplichting met betrekking tot dergelijke originele aandeelbewijzen. Vervangende aandeelbewijzen dragen de nummers van de stukken die zij vervangen.

     Register van aandeelhouders.

     Artikel 10.

    10.1. Met inachtneming van het in de wet bepaalde met betrekking tot aandelen op naam wordt door of namens de Vennootschap een aandelenregister gehouden.

    10.2. De Raad van Bestuur is bevoegd het register uit meerdere exemplaren te laten bestaan en het op meerdere adressen te laten berusten. De Raad van Bestuur is ook bevoegd een deel van het register buiten Nederland te houden indien zulks vereist is om te voldoen aan toepasselijke buitenlandse wetgeving of de regels van een effectenbeurs waar de aandelen van de Vennootschap zijn genoteerd.

    10.3. Het aandeelhoudersregister bevat de naam en het adres van iedere houder van een of meer aandelen op naam met vermelding van het op ieder aandeel gestorte bedrag alsmede de overige gegevens waarvan de wet aantekening eist, alsmede zodanige verdere gegevens als de directie wenselijk oordeelt.

    10.4. De Raad van Bestuur bepaalt de vorm en inhoud van het register met inachtneming van het in de eerste drie leden van dit artikel bepaalde.

    10.5. Iedere inschrijving in het register wordt getekend door een lid van de Raad van Bestuur of door een daartoe door de Raad van Bestuur gemachtigde persoon; het register wordt regelmatig bijgehouden.

    10.6. De Raad van Bestuur verstrekt desgevraagd kosteloos aan de houders van aandelen op naam een uittreksel uit het register met betrekking tot hun rechten op een aandeel of, ter keuze van de Raad van Bestuur, ander schriftelijk bewijs van de inhoud van het register met betrekking tot de aandelen die op naam van de betreffende aandeelhouders staan. Het uittreksel of het andere bewijs wordt door een lid van de Raad van Bestuur of door een daartoe door de Raad van Bestuur gemachtigd persoon getekend.

    10.7. De bepalingen van dit artikel met betrekking tot aandeelhouders zijn van overeenkomstige toepassing op houders van een recht van vruchtgebruik of een recht van pand op een of meer aandelen op naam.

    10.8. De Raad van Bestuur en de Raad van Commissarissen zijn bevoegd autoriteiten te voorzien van informatie en gegevens uit het register van aandeelhouders, of het register ter inzage voor te leggen alsmede alle informatie te verschaffen die de Vennootschap bekend is met betrekking tot het direct of indirect houden van aandelen voor zover dit is vereist om te voldoen aan de wet of aan toepasselijke buitenlandse wet of regelgeving of regels van een effectenbeurs waar de aandelen van de Vennootschap zijn genoteerd.

    10.9. Iedere aandeelhouder heeft het recht om na schriftelijk verzoek en met inachtneming van een redelijke termijn en gedurende normale werktijden, het aandeelhoudersregister en een lijst van de aandeelhouders van de Vennootschap en hun adressen en de aandelen die door hen worden gehouden in te zien en kopieen of uittreksels daarvan te maken met betrekking tot zijn eigen aandelen. Het verzoek dient gericht te zijn aan de leden van de Raad van Bestuur van de Vennootschap op het adres van de Vennootschap of het adres van haar hoofdvestiging.

     Levering van aandelen; Blokkeringsregeling voor beschermingsaandelen en financieringspreferente aandelen.

     Artikel 11.

    11.1. De levering van aandelen op naam, de levering of beeindiging van een recht van vruchtgebruik op aandelen op naam, dan wel de vestiging of opheffing van een recht van vruchtgebruik of van een pandrecht op aandelen op naam dient te geschieden bij schriftelijke overeenkomst met inachtneming van het bepaalde in artikel 2:86, Burgerlijk Wetboek casu quo, indien van toepassing, artikel 2:86c, Burgerlijk Wetboek. Een levering van aandelen op naam waarvoor aandeelbewijzen zijn uitgegeven kan alleen plaatsvinden wanneer de betreffende aandeelbewijzen zijn ingeleverd bij de Vennootschap. De rechten verbonden aan een aandeel op naam mogen slechts worden uitgeoefend indien de Vennootschap partij is bij de transactie, of nadat:

          a.   de Vennootschap de levering heeft erkend, of

          b.   de akte aan de Vennootschap is betekend; of

          c. de Vennootschap op eigen initiatief de levering in haar aandelenregister heeft ingeschreven;

          voor elk geval overeenkomstig de betreffende wettelijke bepalingen.

    11.2. Het in lid 1 van dit artikel bepaalde vindt overeenkomstige toepassing op (i) de toedeling van aandelen op naam bij verdeling van enige vorm van gemeenschap, (ii) de levering van een aandeel op naam als gevolg van executie van een pandrecht en (iii) het vestigen van beperkte zakelijke rechten op een aandeel op naam.

    11.3. De indiening van verzoeken als bedoeld in de artikelen 9, 10 en dit artikel 11 dient te geschieden op een door de Raad van Bestuur aan te wijzen adres(sen).

    11.4. De Vennootschap is gerechtigd door de Raad van Bestuur vast te stellen bedragen, zijnde ten hoogste de kostprijs, in rekening te brengen aan personen op wier verzoek handelingen worden verricht ingevolge en in overeenstemming met het bepaalde in de artikelen 9, 10 en dit artikel 11 tenzij deze statuten kosteloze voorziening voorschrijven.

    11.5. Voor iedere levering van beschermingsaandelen of van financieringspreferente aandelen is voorafgaande goedkeuring door de Raad van Commissarissen vereist. De goedkeuring wordt schriftelijk verzocht en het verzoek vermeld de naam en het adres van de beoogde verkrijger, alsmede de prijs of andere tegenprestatie die de beoogde verkrijger bereid is te betalen of te geven.

    11.6. Indien de goedkeuring wordt geweigerd, is de Raad van Commissarissen verplicht tegelijkertijd een of meer gegadigden aan te wijzen die bereid en in staat zijn al de aandelen, waarop het verzoek betrekking heeft, tegen contante betaling te kopen tegen een prijs, door de vervreemder en de Raad van Commissarissen binnen twee maanden na die aanwijzing in onderling overleg vast te stellen.

    11.7. Indien de vervreemder niet binnen drie maanden na ontvangst door de Vennootschap van het verzoek tot goedkeuring van de voorgenomen overdracht van de Vennootschap een schriftelijke mededeling daaromtrent heeft ontvangen danwel een tijdige schriftelijke weigering tot goedkeuring niet tegelijkertijd vergezeld is gegaan van de aanwijzing van een of meer gegadigden als in lid 6 bedoeld, wordt de goedkeuring tot overdracht na verloop van genoemde periode respectievelijk na ontvangst van het bericht van weigering geacht te zijn verleend.

    11.8. Indien binnen twee maanden na de weigering der goedkeuring geen overeenstemming tussen de vervreemder en de Raad van Commissarissen omtrent de in lid 6 bedoelde prijs is bereikt, zal deze prijs worden vastgesteld door een deskundige, aan te wijzen door de vervreemder en de Raad van Bestuur in onderling overleg of, bij gebreke van overeenstemming daaromtrent binnen drie maanden na de weigering der goedkeuring, door de voorzitter van de Kamer van Koophandel en Fabrieken van de plaats waar de vennootschap volgens deze statuten haar zetel heeft, op verzoek van de meest gerede partij.

    11.9. De vervreemder zal het recht hebben van de overdracht af te zien, mits hij binnen een maand, nadat zowel de naam van de aangewezen gegadigde(n) alsook de vastgestelde prijs te zijner kennis zijn gebracht, hiervan schriftelijk mededeling doet aan de Raad van Bestuur.

   11.10. In geval van goedkeuring tot overdracht in de zin van lid 5 of lid 7 is de vervreemder gerechtigd gedurende een periode van drie maanden na deze goedkeuring alle aandelen waarop zijn verzoek betrekking heeft over te dragen aan de in het verzoek genoemde verkrijger, tegen de door hem genoemde prijs of tegenprestatie bedoeld in lid 5 van dit artikel.

   11.11. De aan de overdracht voor de Vennootschap verbonden kosten kunnen ten laste van de nieuwe verkrijger worden gebracht.

   Kwaliteitseisen voor het aandeelhouderschap.

   Artikel 12.

   (Vervallen)

   Artikel 13.

   (Vervallen)

   Bestuur.

   Artikel 14.

    14.1. De Vennootschap heeft een Raad van Bestuur, bestaande uit een of meer leden. Het maximum aantal leden zal worden bepaald door de Raad van Commissarissen.

    14.2. Met inachtneming van het maximum aantal leden van de Raad van
          Bestuur, zoals bepaald door de Raad van Commissarissen, zal de Algemene Vergadering van Aandeelhouders het aantal leden van de Raad van Bestuur bepalen en kan dit naderhand wijzigen. Een besluit tot vaststelling van het aantal leden van de Raad van Bestuur kan slechts worden genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen, vertegenwoordigende ten minste vijftig procent (50%) van het geplaatste kapitaal, tenzij het voorstel daartoe, met goedkeuring van de Raad van Commissarissen, door de Raad van Bestuur is gedaan. In dat geval kan een zodanig besluit worden genomen met een meerderheid van de uitgebrachte stemmen. De Algemene Vergadering van Aandeelhouders kan bepalen dat de vaststelling of wijziging voor een bepaalde periode geschiedt of totdat zich een bepaalde gebeurtenis voordoet.

    14.3. De Algemene Vergadering van Aandeelhouders benoemt leden van de Raad van Bestuur van een bindende lijst met tenminste twee kandidaten voor elke vacature, indien een dergelijke bindende lijst is voorgelegd. De lijst wordt opgesteld door de Raad van Commissarissen en vermeldt tenminste twee kandidaten voor elke vacature in volgorde van voorkeur van de Raad van Commissarissen. De lijst van kandidaten wordt uiterlijk twee weken voor de vergadering en tot de afloop van de vergadering, ten kantore van de Vennootschap ter inzage neergelegd voor de aandeelhouders en andere personen gerechtigd tot het bijwonen van de Algemene Vergadering van Aandeelhouders en -- in geval van een notering aan een effectenbeurs, NASDAQ of een soortgelijk systeem -- bij een bank of financiele instelling te vermelden in de oproeping tot de Algemene Vergadering van Aandeelhouders.

    14.4. Voor elke Algemene Vergadering van Aandeelhouders bijeengeroepen voor de verkiezing van leden van de Raad van Bestuur, zijn aandeelhouders die ten tijde van de voordracht tenminste twee procent (2%) van de geplaatste en uitstaande aandelen in het kapitaal van de Vennootschap houden, gerechtigd kandidaten voor te dragen, welke voordrachten ten minste een week voor de vergadering in het bezit van de Vennootschap moeten zijn. Lid 6 van artikel 18 van deze statuten is van overeenkomstige toepassing. Indien de Raad van Commissarissen voor een of meer vacatures geen bindende voordracht heeft ingediend overeenkomstig lid 3 van dit artikel, staat het de Algemene Vergadering van Aandeelhouders vrij elke kandidaat voorgedragen overeenkomstig de procedure beschreven in de voorgaande twee zinnen, te benoemen bij absolute meerderheid.

    14.5. Voor elke vacature waarvoor de Raad van Commissarissen een bindende voordracht heeft ingediend overeenkomstig lid 3 van dit artikel, worden de twee kandidaten onderworpen aan stemming, en wordt de kandidaat die de meerderheid van de stemmen verkrijgt, benoemd. In geval van staking van stemmen, wordt de kandidaat die door de Raad van Commissarissen voor die vacature als eerste op de lijst wordt vermeld, benoemd. Blanco stemmen, onthoudingen en ongeldige stemmen tellen niet mee voor de berekening van de meerderheid.

    14.6. De Algemene Vergadering van Aandeelhouders kan aan een voordracht zoals vermeld in lid 3 steeds het bindend karakter ontnemen bij een besluit, dat genomen wordt met een meerderheid van ten minste twee/derde van de uitgebrachte stemmen, indien die meerderheid meer dan de helft van het geplaatste kapitaal vertegenwoordigt.

    14.7. De voordracht gedaan overeenkomstig lid 3 van dit artikel wordt in de oproeping tot de Algemene Vergadering van Aandeelhouders, waarin de benoeming aan de orde wordt gesteld, opgenomen. Is een voordracht niet of niet tijdig opgemaakt, dan wordt daarvan in de oproeping mededeling gedaan en, indien in de agenda voor de vergadering de benoeming van een of meer leden van de Raad van Bestuur is opgenomen, is de Algemene Vergadering van Aandeelhouders vrij in de benoeming van een lid of leden van de Raad van Bestuur.

    14.8. De Raad van Commissarissen stelt de bezoldiging vast voor de leden van de Raad van Bestuur alsmede de contractuele voorwaarden en bepalingen voor de uitvoering van hun taken, met dien verstande dat geen enkele bepaling hierin leden van de Raad van Bestuur zal verhinderen tegen vergoeding diensten te verstrekken aan de Vennootschap of een dochtermaatschappij of een daarmee verbonden vennootschap in een andere hoedanigheid.

    14.9. De Algemene Vergadering van Aandeelhouders heeft te allen tijde de bevoegdheid elk lid van de Raad van Bestuur te schorsen of te ontslaan. Een besluit tot schorsing of ontslag van een lid van de Raad van Bestuur kan, tenzij op voorstel van de Raad van Commissarissen, slechts genomen worden met een meerderheid van ten minste twee derden van de uitgebrachte stemmen, indien die meerderheid meer dan de helft van het geplaatste kapitaal vertegenwoordigt.

   14.10. De Raad van Commissarissen kan een lid van de Raad van Bestuur schorsen maar niet ontslaan. De Algemene Vergadering van Aandeelhouders kan deze schorsing opheffen.

   14.11. Indien, na schorsing van een lid van de Raad van Bestuur, de
          Algemene Vergadering van Aandeelhouders niet binnen drie maanden heeft beslist over zijn of haar ontslag, wordt de schorsing opgeheven.

   14.12. Een geschorst lid van de Raad van Bestuur is gerechtigd zich in een Algemene Vergadering van Aandeelhouders voor zijn of haar daden te verantwoorden en zich daarbij door een raadsman te doen bijstaan, op zijn of haar eigen kosten.

   Artikel 15.

    15.1. De Raad van Bestuur is, behoudens beperkingen in deze statuten, verantwoordelijk voor het bestuur van de Vennootschap.

    15.2. De Raad van Commissarissen wijst uit leden van de Raad van Bestuur een voorzitter, een Chief Executive Officer, een Chief Financial Officer en een of meer vice-voorzitters aan. De Raad van Bestuur is bevoegd een secretaris van de Raad van Bestuur te benoemen. De functie van voorzitter en Chief Executive Officer kan door een en dezelfde persoon worden bekleed.

    15.3. De Raad van Bestuur stelt een directiereglement op dat zij van tijd tot tijd kan wijzigen, teneinde de interne organisatie van de Raad van Bestuur te regelen, met inachtneming van deze statuten. Het reglement kan een taakverdeling tussen de leden van de Raad van Bestuur bevatten, alsmede een delegatie van specifieke bevoegdheden. Het reglement bevat bepalingen betreffende de wijze waarop de vergaderingen van de Raad van Bestuur worden gehouden en bijeengeroepen. Deze vergaderingen kunnen per telefoon of video worden gehouden, op voorwaarde dat alle deelnemende leden van de Raad van Bestuur elkaar simultaan kunnen horen.

    15.4. De Raad van Bestuur kan alleen geldige besluiten aannemen wanneer de meerderheid van de in functie zijnde leden van de Raad van Bestuur op de vergadering aanwezig of vertegenwoordigd is.

    15.5. Een lid van de Raad van Bestuur kan enkel vertegenwoordigd worden door een ander lid van de Raad van Bestuur dat daartoe schriftelijk gemachtigd is. Een lid van de Raad van Bestuur mag niet optreden als gemachtigde voor meer dan een ander lid van de Raad van Bestuur.

    15.6. Alle besluiten worden genomen bij meerderheid van stemmen van de leden van de Raad van Bestuur die op de vergadering aanwezig of vertegenwoordigd zijn, mits de Chief Executive Officer eveneens voorstemt. Elke lid van de Raad van Bestuur heeft een stem. In geval van staking van stemmen, is de stem van de Chief Executive Officer doorslaggevend, tenzij slechts twee leden van de Raad van Bestuur op de vergadering aanwezig of vertegenwoordigd zijn.

    15.7. De Raad van Bestuur kan besluiten aannemen bij meerderheid van stemmen zonder bijeenroeping van een vergadering indien alle leden van de Raad van Bestuur hun opinie schriftelijk hebben meegedeeld, tenzij een of meer leden van de Raad van Bestuur bezwaren opperen tegen het aannemen van een besluit op deze wijze. De uitdrukking "schriftelijk" omvat elk bericht per telefax, behoorlijk beveiligde elektronische post, of andere moderne communicatiemiddelen.

    15.8. Indien de positie(s) van een of meer leden van de Raad van Bestuur vacant is (zijn) of bij belet of ontstentenis van een of meer leden van de Raad van Bestuur, worden de overige leden of het overige lid van de Raad van Bestuur tijdelijk met het volledige bestuur belast. Indien de posities van alle leden van de Raad van Bestuur vacant zijn of bij belet of ontstentenis van alle leden van de Raad van Bestuur, berust het bestuur tijdelijk bij de Raad van Commissarissen. De Raad van Commissarissen kan deze taak aan een of meer personen opdragen.

    15.9. De persoon of personen die tijdelijk met het bestuur is (worden) belast, roep(t)(en) zo spoedig mogelijk een Algemene Vergadering van Aandeelhouders bijeen, die niet later dan drie maanden na de aanvang van het belet of de ontstentenis van de leden van de Raad van Bestuur wordt gehouden, met het oog op een definitieve voorziening in het bestuur.

     Comites.

     Artikel 16.


     De Raad van Bestuur is bevoegd tot het instellen van comites, bestaande uit leden van de Raad van Bestuur en functionarissen van de Vennootschap en van groepsmaatschappijen. De Raad van Bestuur bepaalt hun taken en bevoegdheden.

     Vertegenwoordiging.

     Artikel 17.

    17.1. De algemene bevoegdheid tot vertegenwoordiging van de Vennootschap berust bij de Raad van Bestuur, en bij alle leden van de Raad van Bestuur afzonderlijk. De Raad van Bestuur kan ook een of meer personen, al dan niet werknemers of functionarissen van de Vennootschap, de bevoegdheid toekennen de Vennootschap alleen of gezamenlijk te vertegenwoordigen, waarbij de Raad van Bestuur bepaalt en aan het handelsregister meedeelt voor welke handelingen of categorieen van handelingen de vertegenwoordigingsbevoegdheid wordt verleend. Tevens kan de Raad van Bestuur aan personen zodanige titel toekennen als zij zal verkiezen.

     17.2. Leden van de Raad van Commissarissen zijn enkel gerechtigd de Vennootschap te vertegenwoordigen in de situatie beschreven in artikel 15 lid 8 van deze statuten of indien de belangen van de leden van de Raad van Bestuur strijdig zijn met die van de Vennootschap.

     Raad van commissarissen.

     Artikel 18.

    18.1. De Vennootschap heeft een Raad van Commissarissen, bestaande uit ten minste drie en ten hoogste elf leden. Een commissaris mag niet tegelijkertijd lid zijn van de Board of Governors van INTELSAT, of een werknemer, functionaris of bestuurder van INTELSAT of enige andere intergouvernementele organisatie die blijft bestaan na privatisering van INTELSAT. Een meerderheid van de leden van de Raad van Commissarissen zal niet zijn een directeur, werknemer, functionaris of bestuurder van enige ondertekenaar (Signatory) of voormalig ondertekenaar van INTELSAT, of op enige andere wijze een ondertekenaar (Signatory) of voormalig ondertekenaar van INTELSAT vertegenwoordigen. Tenminste twee commissarissen zullen onafhankelijk zijn en geen werknemers van, en geen functies vervullen vergelijkbaar met functionarissen, vertegenwoordigers, leden van de Raad van Bestuur of commissarissen van de Vennootschap, van een aandeelhouder, of van een groepsmaatschappij van de Vennootschap of van een aandeelhouder. De Raad van Commissarissen kan, na overleg met de Raad van Bestuur, een of meer personen voordragen die niet voldaan aan de vereisten van dit lid indien de redenen die dienen ter rechtvaardiging van de afwijking van die vereisten worden toegelicht in de voordracht. Onverminderd de vereisten genoemd in dit lid is de Algemene Vergadering van Aandeelhouders bevoegd om ingevolge een dergelijke voordracht zodanige personen te benoemen.

    18.2. De Algemene Vergadering van Aandeelhouders kan het aantal commissarissen wijzigen, op voorwaarde dat het aantal oneven is. De Algemene Vergadering van Aandeelhouders kan beslissen dat de wijziging geldt voor een bepaalde periode of totdat zich een bepaalde gebeurtenis voordoet.

    18.3. Elke commissaris blijft in dienst voor een termijn van ten hoogste een jaar, welke termijn eindigt na afloop van de jaarlijkse Algemene Vergadering van Aandeelhouders die wordt gehouden in het eerste jaar na de Algemene Vergadering van Aandeelhouders waarin de commissaris is benoemd. Tenzij anders bepaald in deze statuten kan elk lid van de Raad van Commissarissen onbeperkt worden herkozen.

    18.4. Personen die tweeenzeventig jaar of ouder zijn, kunnen niet worden benoemd tot commissaris. Een commissaris dient zijn ontslag in op de dag van de eerste Algemene Vergadering van Aandeelhouders in het boekjaar waarin hij of zij tweeenzeventig wordt.

    18.5. De Algemene Vergadering van Aandeelhouders benoemt de commissarissen. De Raad van Commissarissen kan voordrachten doen voor elke beschikbare plaats. Aandeelhouders kunnen ook voordrachten doen indien zij ten tijde van de voordracht tenminste twee procent (2%) van de geplaatste en uitstaande aandelen in het kapitaal van de Vennootschap houden. Commissarissen die niet zijn voorgedragen mogen zichzelf herkiesbaar stellen. De Algemene Vergadering stemt eerst over de voordrachten die door de Raad van Commissarissen zijn gedaan. Bij staking van stemmen wordt de persoon die (als eerste) is voorgedragen door de Raad van Commissarissen benoemd. Blanco stemmen, onthoudingen en ongeldige stemmen tellen niet mee voor de berekening van de meerderheid. Indien, nadat er gestemd is over de personen die zijn voorgedragen door de Raad van Commissarissen, nog vacatures binnen de Raad van Commissarissen bestaan, zal de Algemene Vergadering van Aandeelhouders een tweede stemming houden over elke geldig door een aandeelhouder overlegde voordracht en iedere verklaring van beschikbaarheid voor herbenoeming.

    18.6. Voordrachten van kandidaten voor de Raad van Commissarissen en herkiesbaarstellingen worden schriftelijk medegedeeld aan de Vennootschap en, om vigerend te zijn, dienen te zijn ontvangen door de Vennootschap uiterlijk twee weken voor de datum van de Algemene Vergadering van Aandeelhouders. De Vennootschap legt de lijst van geldig voorgedragen kandidaten en herkiesbare commissarissen onverwijld neer op haar kantoor ter inzage voor elke aandeelhouder. De Raad van Bestuur en de Algemene Vergadering van Aandeelhouders kunnen afstand doen van de termijnen vermeld in dit lid en het vereiste in de voorgaande zin, mits afstand door de Raad van Bestuur wordt vermeld in de oproeping voor de Algemene Vergadering van Aandeelhouders.

    18.7. Elke voordracht van een kandidaat voor de Raad van Commissarissen vermeld van wie de voordracht uitgaat. Indien de voordracht door een of meer aandeelhouders werd gedaan, vermeldt zij het totale aandeel in het kapitaal van de Vennootschap gehouden door de aandeelhouder(s) die de voordracht indienen. Elke voordracht of herkiesbaarstelling vermeldt gegevens met betrekking tot de leeftijd en het beroep van de kandidaat, de nominale waarde van de aandelen die de kandidaat houdt in het kapitaal van de Vennootschap, zijn of haar huidige en voorgaande functies voor zover deze van belang zijn met betrekking tot de vervulling van de plichten van een commissaris, en elke vennootschap waarvan de kandidaat reeds commissaris is. Indien dergelijke vennootschappen tot dezelfde groep behoren, is het voldoende die groep te vermelden. De redenen voor de voordracht of herkiesbaarstelling worden vermeld.

    18.8. De Algemene Vergadering van Aandeelhouders stelt de bezoldiging van de commissarissen vast.

    18.9. De Algemene Vergadering van Aandeelhouders is te allen tijde bevoegd een commissaris te schorsen of te ontslaan.

   18.10. Indien, na schorsing van een commissaris, de Algemene Vergadering van Aandeelhouders niet binnen drie maanden heeft beslist over zijn of haar ontslag, wordt de schorsing opgeheven.

   18.11. Een geschorste commissaris is gerechtigd zich voor zijn of haar daden in de Algemene Vergadering van Aandeelhouders te verantwoorden en zich daarbij door een raadsman te doen bijstaan, op zijn of haar eigen kosten.

     Artikel 19.

    19.1. Met inachtneming van de beperkingen neergelegd in deze statuten, houdt de Raad van Commissarissen toezicht op de Raad van Bestuur en de algemene gang van zaken van de Vennootschap en de met haar verbonden onderneming en adviseert hij de Raad van Bestuur. Bij de uitoefening van hun taken, laten de commissarissen zich leiden door het belang van de Vennootschap en de daarmee verbonden onderneming.

    19.2. De Raad van Bestuur verstrekt de Raad van Commissarissen tijdig de informatie nodig voor de uitoefening van zijn taken. Voor zover nodig voor de vervulling van zijn of haar taken, heeft elke commissaris toegang tot de gebouwen en terreinen van de Vennootschap.

    19.3. Elk jaar benoemt de Raad van Commissarissen een voorzitter en een secretaris van de Raad van Commissarissen. Het verloop van elke vergadering van de Raad van Commissarissen wordt opgetekend in notulen ondertekend door de voorzitter en de secretaris van de vergadering. De notulen van de Raad van Commissarissen worden bewaard ten kantore van de Vennootschap en elke commissaris ontvangt afschriften van deze notulen en heeft het recht deze in te zien tijdens gewone kantooruren.

    19.4. De Raad van Commissarissen stelt een reglement op voor de interne organisatie van de Raad van Commissarissen. Het reglement kan een taakverdeling tussen de commissarissen bevatten. Het reglement bevat bepalingen betreffende de wijze waarop de vergaderingen van de Raad van Commissarissen worden bijeengeroepen en gehouden. Deze vergaderingen kunnen per telefoon of video worden gehouden, op voorwaarde dat alle deelnemende leden van de Raad van Commissarissen elkaar simultaan kunnen horen.

    19.5. De Raad van Commissarissen vergadert zo vaak als hij dit nodig acht voor de vervulling van zijn taak als bedoeld in lid 1 van dit artikel. De Raad van Commissarissen vergadert eveneens op verzoek van de Chief Executive Officer.

     Artikel 20.

     De besluiten van de Raad van Bestuur met betrekking tot de volgende zaken zijn onderworpen aan de voorafgaande goedkeuring van de Raad van
     Commissarissen:

          a. uitgifte van meer dan vierhonderddrieenvijftigduizend zevenhonderdtachtig (453.780) aandelen in totaal, in een keer of in meerdere keren tijdens het tijdvak van vijf jaar bedoeld in lid 15 van artikel 5, en beperking of uitsluiting van voorkeursrechten op dergelijke aandelen indien de Raad van Bestuur daartoe bevoegd is;

          b. uitgifte en verkrijging van schuldbewijzen uitgegeven door de Vennootschap of schuldbewijzen uitgegeven door een commanditaire vennootschap of een vennootschap onder firma waarvan de Vennootschap vennoot is met volledige aansprakelijkheid, voor een bedrag dat negen miljoen euro (EUR 9.000.000,--) of enig ander bedrag vastgesteld door de Raad van Commissarissen overschrijdt;

          c. aanvraag tot notering of tot intrekking van de officiele notering van aandelen, schuldbewijzen of certificaten van aandelen;

          d. het aangaan of het beeindigen van een voortdurende samenwerking door de Vennootschap met een andere vennootschap of een commanditaire vennootschap of een vennootschap onder firma als vennoot met volledige aansprakelijkheid, indien dergelijke samenwerking of de beeindiging daarvan van strategisch belang is voor de Vennootschap of een investering met zich meebrengt voor een bedrag dat negen miljoen euro (EUR 9.000.000,--) of enig ander bedrag vastgesteld door de Raad van Commissarissen overschrijdt;

          e. verkrijging door de Vennootschap of door een afhankelijke vennootschap van een deelneming in het kapitaal van een andere vennootschap waarvan de waarde ten minste gelijk is aan een vierde van de som van het geplaatste kapitaal en de reserves van de andere vennootschap, zoals vermeld in haar balans met toelichting, en elke verstrekkende wijziging in de grootte van dergelijke deelneming, voor een bedrag dat negen miljoen euro (EUR 9.000.000,--) of enig ander bedrag vastgesteld door de Raad van Commissarissen overschrijdt;

          f. investeringen die een bedrag vereisen dat gelijk is aan ten minste een vierde van de som van het geplaatste kapitaal en de reserves van de Vennootschap zoals vermeld in haar balans met toelichting, of voor een bedrag dat negen miljoen euro (EUR 9.000.000,--) of enig ander bedrag bepaald door de Raad van Commissarissen overschrijdt;

          g. verkoop van eigendommen van de vennootschap waarvan de marktwaarde het equivalent negen miljoen euro (EUR 9.000.000,--) of enig ander bedrag vastgesteld door de Raad van Commissarissen overschrijdt;

          h.   een voorstel tot wijziging van de statuten;

          i.   een voorstel tot ontbinding van de Vennootschap;

          j. aangifte van faillissement en aanvraag van surseance van betaling;

          k.   een voorstel tot vermindering van het geplaatste kapitaal; en

          l.   besluiten als bedoeld in artikel 29 van deze statuten.

     Schadevergoeding.

     Artikel 21.

    21.1. De Vennootschap stelt iedere persoon die, vanwege het feit dat hij of zij commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van de Vennootschap is of was, of die op verzoek van de Vennootschap als commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, stichting, trust of andere onderneming optreedt of optrad, als partij betrokken dreigt te worden bij een op handen zijnd, aanhangig of beeindigd geding, geschil of procedure van burgerrechtelijke, strafrechtelijke, administratiefrechtelijke dan wel ter verkrijging van gegevens (anders dan een actie door of namens de Vennootschap) schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij of zij in werkelijkheid en redelijkerwijze heeft opgelopen in verband met een dergelijk geding, geschil of procedure, indien hij of zij te goeder trouw en op een wijze die hij of zij redelijkerwijs beschouwde in het belang van of niet tegen de belangen van de Vennootschap te zijn, heeft gehandeld, en hij of zij, voor wat betreft een strafzaak of -procedure, geen goede redenen had aan te nemen dat zijn of haar gedrag onrechtmatig was.

    21.2. De Vennootschap stelt iedere persoon die, vanwege het feit dat hij of zij commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van de Vennootschap is of was, of die op verzoek van de Vennootschap als commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, stichting, trust of andere onderneming optreedt of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnd, aanhangig of beeindigd geding, geschil of procedure, aanhangig gemaakt door of namens de Vennootschap teneinde een uitspraak in haar voordeel te verkrijgen, schadeloos voor alle kosten (advocatenhonoraria inbegrepen) die hij of zij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met de verdediging of schikking van een dergelijk geding, geschil of procedure, indien hij of zij te goeder trouw en op een wijze die hij of zij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de Vennootschap te zijn, heeft gehandeld, behalve dat geen schadeloosstelling zal plaatsvinden met betrekking tot een vordering, geschil of zaak ten aanzien waarvan deze persoon volgens de uitspraak aansprakelijk is wegens grove nalatigheid of opzettelijk tekortschieten in het uitoefenen van zijn taak jegens de Vennootschap, tenzij en slechts voorzover de rechter waarvoor dit geding, geschil of procedure heeft gediend of een andere daartoe bevoegde rechter op verzoek beslist dat, ondanks het feit dat de persoon aansprakelijk bevonden is, hij of zij toch, alle omstandigheden van het geval in aanmerking genomen, billijker- en redelijkerwijs recht heeft op schadeloosstelling voor die kosten die de rechter, voor wie de actie of de procedure gevoerd is, of die andere bevoegde rechter, juist acht.

    21.3. Voorzover een commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van de Vennootschap met succes inhoudelijk of anderszins verweer heeft gevoerd in een geding, geschil of procedure genoemd in de leden 1 en 2, of met de verdediging tegen een vordering, onderdeel of onderwerp daarin, wordt hij of zij schadeloos gesteld voor de door hem of haar in verband daarmee in werkelijkheid en redelijkerwijs gemaakte kosten (advocatenhonoraria inbegrepen).

    21.4. Het beeindigen van een geding, geschil of procedure door een gerechtelijke uitspraak, bevel, schikking, veroordeling of pleidooi van nolo contendere of iets dat daarmee gelijk staat, brengt op zichzelf niet het vermoeden met zich mee dat de persoon genoemd in lid 1 van dit artikel 21 niet te goeder trouw en niet op een wijze heeft gehandeld die hij of zij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de Vennootschap te zijn, en dat hij of zij, voor wat betreft een strafzaak of -procedure, goede redenen had aan te nemen dat zijn gedrag onrechtmatig was of buiten zijn of haar bevoegdheid.

    21.5. Iedere schadeloosstelling door de Vennootschap bedoeld in de leden 1 en 2 van dit artikel 21 geschiedt enkel (tenzij door een rechter bevolen) na een vaststelling dat schadeloosstelling van de commissaris, het lid van de Raad van Bestuur, de functionaris of vertegenwoordiger onder de omstandigheden juist is, omdat hij of zij voldaan had aan de van toepassing zijnde gedragsnorm genoemd in de leden 1 en 2 van dit artikel 21. Deze vaststelling geschiedt:

          (a) hetzij door de Raad van Commissarissen met meerderheid van stemmen in een vergadering bestaande uit commissarissen die geen partij waren bij het geschil, geding, of procedure; of

          (b) indien de meerderheid als bedoeld onder (a) daartoe besluit, door een onafhankelijk juridisch adviseur in een schriftelijke opinie; of

          (c)  door de Algemene Vergadering van Aandeelhouders.

    21.6. Kosten gemaakt voor het voeren van verweer in een burgerrechtelijk, vennootschapsrechtelijk of strafrechtelijk geding, geschil of procedure kunnen door de Vennootschap worden voorgeschoten in afwachting van de einduitspraak in het geding, geschil of procedure en wel krachtens besluit van de Raad van Bestuur met betrekking tot het desbetreffende geval, na ontvangst van een toezegging door of namens de commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger om dit bedrag terug te betalen, tenzij uiteindelijk vastgesteld wordt dat hij of zij het recht heeft door de Vennootschap schadeloos gesteld te worden, krachtens dit artikel 21.

    21.7. De schadeloosstelling voorzien in dit artikel 21 wordt niet geacht enig ander recht uit te sluiten waartoe degene die schadeloosstelling tracht te verkrijgen, gerechtigd zou zijn krachtens statuten, overeenkomst, besluit van de Algemene Vergadering van Aandeelhouders of van de niet-belanghebbende leden van de directie of anderszins, zowel met betrekking tot handelingen in officiele hoedanigheid als met betrekking tot handelingen in een andere hoedanigheid terwijl hij of zij een dergelijke betrekking bekleedt, en zal blijven gelden voor een persoon die geen commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger meer is en zal ook ten goede komen aan de erfgenamen, uitvoerders van de uiterste wilsbeschikking en bewindvoerders van een dergelijk persoon.

    21.8. De Vennootschap is gerechtigd verzekeringen aan te gaan en aan te houden ten behoeve van iedere persoon die commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van de Vennootschap is of was, of die op verzoek van de Vennootschap als commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van een andere
          - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, stichting, trust of andere onderneming optreedt of optrad, ter dekking van iedere aansprakelijkheid die tegen hem of haar is ingeroepen en die hij of zij moest dragen in zijn hoedanigheid, of die het gevolg is van zijn hoedanigheid als zodanig, ongeacht of de Vennootschap bevoegd zou zijn hem of haar krachtens de bepalingen van dit artikel 21 voor deze aansprakelijkheid schadeloos te stellen.

    21.9. Wanneer in dit artikel 21 sprake is van de Vennootschap wordt hieronder (naast de ontstane of overblijvende vennootschap na fusie of consolidatie) ook begrepen iedere constituerende vennootschap (met inbegrip van iedere constituerende vennootschap van een constituerende vennootschap) die opgegaan is bij een consolidatie of fusie en die, indien zij afzonderlijk had voortbestaan, bevoegd zou zijn geweest de commissarissen, leden van de Raad van Bestuur, functionarissen en vertegenwoordigers schadeloos te stellen, zodat iedere persoon die commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van een dergelijke constituerende vennootschap is of was, of die op verzoek van een dergelijke constituerende vennootschap als commissaris, lid van de Raad van Bestuur, functionaris of vertegenwoordiger van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, stichting, trust of andere onderneming optreedt of optrad, ten aanzien van de ontstane of overblijvende vennootschap dezelfde positie inneemt krachtens het in dit artikel bepaalde als hij of zij zou hebben ingenomen ten aanzien van een dergelijke constituerende vennootschap indien zij afzonderlijk was blijven voortbestaan.

     Algemene vergadering van aandeelhouders.

     Artikel 22.

    22.1. Jaarlijks wordt ten minste een Algemene Vergadering van
          Aandeelhouders gehouden, binnen zes maanden na afloop van het boekjaar. In deze vergadering worden de volgende onderwerpen behandeld:

          a. het door de Raad van Bestuur schriftelijk uitgebrachte jaarverslag omtrent de gang van zaken van de Vennootschap en het gevoerde bestuur gedurende het afgelopen boekjaar en het door de Raad van Commissarissen uitgebrachte verslag over de jaarrekening;

          b.   de vaststelling van de jaarrekening;

          c. de bepaling van iedere dividenduitkering en de verdere verdeling van de winsten;

          d. de vervulling van vacatures in de Raad van Bestuur en de Raad van Commissarissen; en

          e. de voorstellen die op de agenda zijn geplaatst door de Raad van Bestuur of de Raad van Commissarissen tezamen met voorstellen van aandeelhouders die overeenkomstig het bepaalde in lid 7 van dit artikel gerechtigd zijn zodanige voorstellen te doen, voor zover zij uiterlijk zes weken voor de dag van de Algemene Vergadering van Aandeelhouders door het bestuur werden ontvangen.

    22.2. Bovendien worden Buitengewone Algemene Vergaderingen van Aandeelhouders gehouden in het geval genoemd in artikel 2:108a Burgerlijk Wetboek en voorts zo vaak als de Raad van Commissarissen, de Raad van Bestuur, of the Chief Executive Officer het nodig acht deze te houden, onverminderd de bepalingen van het hiernavolgende lid.

    22.3. De Raad van Bestuur is verplicht een Algemene Vergadering van Aandeelhouders bijeen te roepen indien een of meer stemgerechtigden die tezamen ten minste tien procent (10%) van het geplaatste aandelenkapitaal bezitten, daartoe een schriftelijk verzoek indienen bij de Raad van Bestuur, met vermelding van de te behandelen aangelegenheid. Indien de Raad van Bestuur in dat geval verzuimt een vergadering bijeen te roepen binnen zes weken na ontvangst van bovenvermeld verzoek, zijn al diegenen die dergelijk verzoek hebben ingediend gerechtigd dergelijke vergadering bijeen te roepen, met inachtneming van de relevante bepalingen van deze statuten.

    22.4. De Algemene Vergaderingen van Aandeelhouders worden gehouden in Amsterdam, Haarlemmermeer (Schiphol Airport), Rotterdam of Den Haag. De besluiten aangenomen op een Algemene Vergadering van Aandeelhouders die elders werd gehouden zijn enkel geldig indien het volledig geplaatste kapitaal aanwezig of vertegenwoordigd is.

    22.5. De algemene vergaderingen van aandeelhouders worden niet later dan vier weken voor de vergadering bijeengeroepen door de Raad van Bestuur, de Chief Executive Officer, de Raad van Commissarissen, of door de personen die ingevolge de wet of deze statuten gerechtigd zijn de vergadering bijeen te roepen door middel van een publicatie van een kennisgeving daartoe in een landelijk verspreid dagblad, in een internationaal verspreid financieel dagblad met internationale bekendheid en op enige andere wijze die vereist kan zijn om te voldoen aan toepasselijke voorschriften van effectenbeurzen of zoals passend geacht door de personen die de vergadering bijeen roepen. De oproeping wordt uiterlijk vier weken voor de vergadering gepubliceerd of, indien van toepassing, op enige andere wijze verzonden.

    22.6. De oproeping vermeldt de plaats, datum en uur van de vergadering alsmede de agenda van de vergadering of vermeldt dat alle personen die een wettelijk recht hebben de vergadering bij te wonen, de agenda kunnen inzien ten kantore van de Vennootschap en op een andere plaats of plaatsen die de Raad van Bestuur bepaalt. Als de agenda niet bekend wordt gemaakt verschaft de Vennootschap, op verzoek aan iedere daartoe gerechtigde persoon, kosteloos kopieen.

    22.7. De agenda bevat de aangelegenheden zoals bepaald door de persoon (personen) die de vergadering bijeenroep(t)(en) en daarnaast eventuele andere aangelegenheden waar een of meer stemgerechtigde personen die samen ten minste tien procent (10%) van het geplaatste kapitaal bezitten, de Raad van Bestuur minstens zeven dagen voor de datum van de oproeping tot de vergadering schriftelijk om hebben verzocht.

    22.8. Indien een voorstel tot wijziging van de statuten van de Vennootschap aan de orde zal komen, wordt een afschrift van dat voorstel, waarin de voorgestelde wijzigingen letterlijk zijn opgenomen, vanaf de dag van oproeping tot de vergadering tot na afloop van die vergadering, ten kantore van de Vennootschap ter inzage gelegd voor de aandeelhouders en andere personen die krachtens wet bevoegd zijn de vergadering bij te wonen, en ieder van hen heeft het recht, op zijn of haar verzoek, daarvan een kosteloos afschrift te verkrijgen.

     Voorzitter van de Algemene Vergadering van Aandeelhouders; Notulen; Aanwezigheid; Volmachten.

     Artikel 23.

    23.1. De voorzitter van de Raad van Commissarissen of een persoon verkozen door de voorzitter of door de Raad van Commissarissen om als voorzitter van een Algemene Vergadering van Aandeelhouders op te treden, zit een dergelijke vergadering voor. Gedurende de beraadslagingen of procedures voor de benoeming van commissarissen, wordt de Algemene Vergadering van Aandeelhouders voorgezeten door een onafhankelijk persoon, die een notaris kan zijn.

    23.2. De voorzitter van de vergadering wijst de secretaris van die vergadering aan die notulen maakt van de besproken aangelegenheden. De notulen worden goedgekeurd door de voorzitter van de vergadering en de secretaris en door hen ondertekend.

    23.3. Indien een proces-verbaal wordt opgemaakt van de op de vergadering besproken aangelegenheden, hoeven er geen notulen te worden opgesteld en volstaat de ondertekening van het proces-verbaal door de notaris. Elk lid van de Raad van Bestuur is te allen tijde bevoegd om opdracht te geven voor het opstellen van een proces-verbaal op kosten van de Vennootschap.

    23.4. De Raad van Bestuur kan bepalen dat iedere persoon die op een door de Raad van Bestuur te bepalen tijdstip, hierna te noemen: het "registratietijdstip", gerechtigd is de Algemene Vergadering van Aandeelhouders bij te wonen, de Algemene Vergadering van Aandeelhouders mag bijwonen, indien (i) hij of zij als zodanig is ingeschreven in een door de Raad van Bestuur daartoe aangewezen register (of een of meer delen daarvan), hierna te noemen: het "register", en (ii) de houder van het register op verzoek van de desbetreffende gerechtigde voor de Algemene Vergadering van Aandeelhouders schriftelijk aan de Vennootschap heeft kennis gegeven dat de desbetreffende gerechtigde voornemens is de Algemene Vergadering van Aandeelhouders bij te wonen, ongeacht wie ten tijde van de Algemene Vergadering van Aandeelhouders gerechtigde is als hiervoor bedoeld. De kennisgeving vermeldt de naam en het aantal aandelen of certificaten waarvoor de gerechtigde gerechtigd is de Algemene Vergadering van Aandeelhouders bij te wonen. Het hiervoor onder (ii) bepaalde omtrent de kennisgeving aan de Vennootschap geldt tevens voor de schriftelijk gevolmachtigde van de gerechtigde.

    23.5. Het in lid 4 bedoelde registratietijdstip en het in dat lid bedoelde tijdstip waarop uiterlijk het voornemen om de Algemene Vergadering van Aandeelhouders bij te wonen moet zijn kenbaar gemaakt, kan niet vroeger gesteld worden dan op een tijdstip op de zevende dag en niet later dan op een tijdstip op de derde dag voor die van de Algemene Vergadering van Aandeelhouders. Bij de oproeping van de Algemene Vergadering van Aandeelhouders worden die tijdstippen, voorzover van toepassing vermeld, alsmede waar en de wijze waarop registratie casu quo kennisgeving dient te geschieden.

    23.6. Ingeval de Raad van Bestuur haar bevoegdheden onder lid 4 niet uitoefent zijn de leden 7 en 8 van dit artikel van toepassing.

    23.7. Om de Algemene Vergadering van Aandeelhouders bij te wonen en aan de stemmingen te kunnen deelnemen, dienen de houders van aandelen aan toonder een schriftelijke verklaring van een aangesloten instelling ten kantore van de Vennootschap te deponeren. Bedoelde verklaring moet inhouden dat de in die verklaring genoemde hoeveelheid aandelen aan toonder behoort tot haar verzameldepot en, voor zover wettelijk vereist, dat de in de verklaring genoemde persoon tot de genoemde hoeveelheid aandelen deelgenoot in haar verzameldepot is en tot na de vergadering zal blijven. In de aankondiging zal de dag waarop de deponering van de verklaring van de aangesloten instelling uiterlijk moet plaatshebben, worden vermeld; deze dag kan niet vroeger worden gesteld dan op de zevende dag voor die van de vergadering.

    23.8. De houders van aandelen op naam en andere vergadergerechtigden zullen de Vennootschap schriftelijk kennis geven van hun voornemen de Algemene Vergadering van Aandeelhouders bij te wonen of zich daar te laten vertegenwoordigen op uiterlijk de zevende dag voor die van de vergadering, tenzij de Raad van Bestuur bepaalt dat kennisgeving op kortere termijn wordt toegestaan.

    23.9. Aandeelhouders en overige vergadergerechtigden kunnen zich doen vertegenwoordigen via een schriftelijke volmacht, mits het schriftelijk stuk waaruit van die volmacht blijkt niet later dan op de datum en het tijdstip genoemd in lid 8 bij de Vennootschap wordt ingeleverd. Op voorwaarde dat voorafgaande goedkeuring van de Raad van Commissarissen werd verkregen, kan de Raad van Bestuur nadere regels stellen betreffende de neerlegging van de volmachten; deze worden in de oproeping tot de vergadering vermeld.

   23.10. De aandeelhouders of hun gevolmachtigden zullen de presentielijst moeten tekenen, met opgaaf van het aantal van de door hen vertegenwoordigde aandelen en - voor zover van toepassing - het aantal door hen uit te brengen stemmen.

   23.11. De voorzitter van de vergadering beslist over de toelating tot de vergadering van andere personen dan degenen die gerechtigd zijn tot bijwonen.

   23.12. Omtrent alle zaken betreffende de toelating tot de Algemene Vergadering van Aandeelhouders, het uitoefenen van stemrecht, en het resultaat van een stemming alsmede alle andere zaken de Algemene Vergadering van Aandeelhouders betreffende, besluit de voorzitter van de vergadering, met inachtneming van het bepaalde in artikel 2:13 Burgerlijk Wetboek.

     Stemrecht per aandeel; Besluitneming; Vergaderingen van houders van aandelen van een bepaalde soort. Artikel 24.

    24.1. In de Algemene Vergadering van Aandeelhouders geeft elk aandeel het recht een stem uit te brengen, tenzij de wet of deze statuten anders bepalen.

    24.2. Tenzij de wet of deze statuten anders bepalen, worden alle besluiten genomen met een absolute meerderheid van de geldig uitgebrachte stemmen. Blanco stemmen, onthoudingen of ongeldige stemmen, worden niet meegeteld als uitgebrachte stemmen.

    24.3. De Vennootschap en haar dochtermaatschappijen kunnen de stemrechten behorend bij aandelen of certificaten die zij houden in het kapitaal van de Vennootschap niet uitoefenen, noch op aandelen met betrekking waartoe zij een recht van pand of van vruchtgebruik hebben. Houders van een recht van vruchtgebruik of een recht van pand op aandelen die worden gehouden door de Vennootschap en haar dochtermaatschappijen hebben desalniettemin het recht om te stemmen op die aandelen indien het recht van vruchtgebruik of van pand was gevestigd voordat het aandeel werd verkregen door de Vennootschap of haar dochtermaatschappijen.

    24.4. Bij staking van stemmen, beslist de Raad van Commissarissen. Onverminderd het hiervoor bepaalde, zal bij staking van stemmen omtrent de benoeming van een lid van de Raad van Bestuur waarvoor een bindende voordracht is gedaan, de persoon die het eerst op die voordracht staat genoemd, benoemd zijn.

    24.5. De houder van een recht van vruchtgebruik en de houder van een pandrecht die in overeenstemming met het bepaalde in artikel 2:89 Burgerlijk Wetboek geen stemrecht heeft, heeft niet de rechten die de wet toekent aan houders van met medewerking van de Vennootschap uitgegeven certificaten van aandelen.

    24.6. Waar in deze statuten vergadergerechtigden staan vermeld worden hieronder begrepen de personen die ingevolge de artikelen 2:88, lid 4 en 2:89 lid 4 Burgerlijk Wetboek de rechten hebben die door de wet worden toegekend aan houders van met medewerking van de Vennootschap uitgegeven certificaten van aandelen.

    24.7. Een vergadering van houders van aandelen van een bepaalde soort zal worden gehouden zo dikwijls een besluit van die vergadering vereist is. Bovendien zal een dergelijke vergadering worden gehouden, zo dikwijls de Raad van Bestuur en/of de Raad van Commissarissen zulks besluiten.

    24.8. De artikelen 22 tot en met 24 zijn van overeenkomstige toepassing op besluiten genomen in een vergadering van aandeelhouders van een bepaalde soort, met dien verstande dat de aankondiging uiterlijk zes dagen voor de vergadering wordt verzonden, dat de vergadering haar eigen voorzitter aanwijst en dat de vergadering van houders van financieringspreferente aandelen en de vergadering van houders van beschermingsaandelen eveneens besluiten buiten vergadering kan nemen, indien het voorstel daartoe van de Raad van Commissarissen is uitgegaan. Een besluit buiten vergadering is alleen geldig wanneer respectievelijk alle houders van beschermingsaandelen of van financieringspreferente aandelen, schriftelijk, telegrafisch, per telex of per telecopier ten gunste van het desbetreffende voorstel stem hebben uitgebracht.

     Artikel 25.

    25.1. Besluiten van aandeelhouders kunnen schriftelijk worden aangenomen - met inbegrip van telegram-, telefax- en telexberichten - in plaats van op de Algemene Vergadering van Aandeelhouders, met dien verstande dat zij worden aangenomen met eenparigheid van stemmen van alle stemgerechtigde personen.

    25.2. De Raad van Bestuur neemt de besluiten genomen op de wijze vermeld in het vorig lid van dit artikel 25 op in het register van notulen van de Algemene Vergadering van Aandeelhouders.

     Wijziging van de statuten.

     Artikel 26.

    26.1. Wijzigingen van deze statuten vereisen een besluit van de Algemene Vergadering van Aandeelhouders, aangenomen met een absolute meerderheid. Desalniettemin, vereist elke wijziging van de artikelen 12 en 24 gedurende de eerste twee jaren na de oprichting van de Vennootschap de goedkeuring van aandeelhouders die tezamen twee/derde van alle uitgebrachte stemmen vertegenwoordigen en die ten minste vijftig procent (50%) van het geplaatste kapitaal vertegenwoordigen. Artikel 13 van deze statuten en dit artikel 26 kunnen niet worden gewijzigd behalve met eenparigheid van stemmen op een Algemene Vergadering van Aandeelhouders waar alle aandeelhouders vertegenwoordigd zijn; met dien verstande echter, dat indien artikel 12 van deze statuten wordt geschrapt, artikel 13 van deze statuten eveneens zal worden geschrapt. Een wijziging van artikel 12 of artikel 24 van deze statuten met het oog op vermindering van het percentage bedoeld in deze artikelen tot tien procent of minder, vereist eenparigheid van stemmen op een Algemene Vergadering van Aandeelhouders waar alle aandeelhouders vertegenwoordigd zijn.

    26.2. Als deel van een besluit tot wijziging van de statuten kan eveneens worden beslist dat:

          a. de wijziging van de statuten van kracht wordt indien en wanneer een afschrift daarvan zal zijn neergelegd bij het handelsregister;

          b. de Raad van Bestuur bevoegd is bovenvermelde neerlegging uit te voeren;

          c. de Raad van Bestuur naar eigen goeddunken kan beslissen tot de neerlegging bedoeld onder a. over te gaan of niet over te gaan, en de datum ervan te bepalen; of

          d. de Raad van Bestuur slechts toestemming heeft of verplicht is tot dergelijke neerlegging over te gaan onder bepaalde omstandigheden, nader beschreven in het besluit.

     Accountantsonderzoek.

     Artikel 27.

    27.1. De Algemene Vergadering van Aandeelhouders benoemt een accountant als bedoeld in artikel 2:393 Burgerlijk Wetboek, teneinde de door de Raad van Bestuur opgemaakte jaarrekening te onderzoeken, daarover verslag uit te brengen aan de Raad van Commissarissen en de Raad van Bestuur en daaromtrent een verklaring af te leggen. De accountant zal een accountantsverklaring afleggen waarin de resultaten van zijn onderzoek staan, die voor de aandeelhouders ter inzage zal liggen.

    27.2. Indien de algemene vergadering verzuimt de accountant bedoeld in lid 1 van dit artikel te benoemen, geschiedt deze benoeming door de Raad van Commissarissen.

    27.3. De benoeming bepaald in lid 1 kan te allen tijde worden ingetrokken door de Algemene Vergadering van Aandeelhouders en, indien de benoeming is geschied door de Raad van Commissarissen, tevens door de Raad van Commissarissen.

     Boekjaar; Jaarrekening; Jaarverslag; Winstverdeling.

     Artikel 28.

    28.1. Het boekjaar van de Vennootschap is gelijk aan het kalenderjaar.

    28.2. De Raad van Bestuur stelt jaarlijks binnen vijf maanden -- behoudens verlenging van deze termijn met ten hoogste zes maanden door de Algemene Vergadering van Aandeelhouders op grond van bijzondere omstandigheden -- een jaarrekening op, bestaande uit een balans per eenendertig december, een winst- en verliesrekening en een toelichting. De Raad van Bestuur stelt bovendien een verslag op betreffende de gang van zaken van de Vennootschap in het afgelopen jaar. De Raad van Bestuur legt het jaarverslag binnen de in dit lid bedoelde termijn ter inzage voor de aandeelhouders ten kantore van de Vennootschap.

    28.3. De jaarrekening wordt door de Raad van Bestuur opgesteld volgens in het maatschappelijk verkeer als aanvaardbaar beschouwde waarderingsmethoden en volgens alle overige wettelijke bepalingen.

    28.4. De jaarrekening van de Vennootschap of haar geconsolideerde jaarrekening mogen worden opgesteld in een buitenlandse valuta indien de activiteiten van de Vennootschap of de internationale structuur van haar groep dit rechtvaardigen.

    28.5. De jaarrekening wordt ondertekend door alle leden van de Raad van Bestuur en alle commissarissen. Indien een handtekening ontbreekt, wordt daarvan, onder opgave van de reden, melding gemaakt in de jaarrekening.

    28.6. Afschriften van de jaarrekening, het jaarverslag van de Raad van Bestuur, het verslag van de Raad van Commissarissen en de krachtens de wet aan ieder van deze documenten toe te voegen gegevens, zijn vanaf de dag van de oproeping tot de Algemene Vergadering van Aandeelhouders bestemd voor hun behandeling tot na afloop van die vergadering ten kantore van de Vennootschap beschikbaar ter inzage en inspectie door de aandeelhouders en overige vergadergerechtigden. Aandeelhouders en overige vergadergerechtigden kunnen deze stukken aldaar inzien en er kosteloos een afschrift van verkrijgen.

    28.7. De Algemene Vergadering van Aandeelhouders stelt de jaarrekening vast; deze vaststelling strekt de leden van de Raad van Bestuur en de commissarissen tot decharge voor alle handelingen waarvan uit die stukken blijkt of welker resultaat daarin is verwerkt, tenzij uitdrukkelijk een voorbehoud is gemaakt en onverminderd hetgeen in de wet daaromtrent is of zal worden bepaald.

    Artikel 29.

    29.1. Uit de winst die in enig boekjaar is behaald, wordt allereerst, tenzij anders bepaald in dit lid, op de beschermingsaandelen die gedurende enige tijd in dat jaar geplaatst waren een uitkering gedaan. De uitkering is gelijk aan het percentage genoemd in de volgende zin vermenigvuldigd met het bedrag dat is gestort op dat aandeel bij het begin van het boekjaar waarover de uitkering wordt gedaan. Het percentage genoemd in de vorige zin is gelijk aan het gemiddelde van de EURIBOR voor kasgeldleningen met een looptijd van twaalf maanden gewogen naar het aantal dagen waarvoor dit percentage gold gedurende het boekjaar waarover de uitkering geschiedt, verhoogd met honderd basispunten. Indien in het boekjaar waarover de hiervoor bedoelde uitkering plaatsvindt, het verplicht op de beschermingsaandelen gestorte bedrag is verlaagd of, ingevolge een besluit tot verdere storting, is verhoogd, zal de uitkering worden verlaagd respectievelijk, zo mogelijk, worden verhoogd met een bedrag gelijk aan het hiervoor bedoelde percentage van het bedrag van de verlaging respectievelijk verhoging, berekend vanaf het tijdstip van de verlaging respectievelijk vanaf het tijdstip waarop de verdere storting verplicht is geworden. Indien in de loop van enig boekjaar uitgifte van beschermingsaandelen heeft plaatsgevonden, zal voor dat boekjaar het dividend op de beschermingsaandelen naar rato tot de dag van uitgifte worden verminderd, waarbij een gedeelte van een maand voor een volle maand zal worden gerekend. Indien en voor zover de winst niet voldoende is om de hiervoor in dit lid bedoelde uitkering volledig te doen, zal het tekort worden uitgekeerd ten laste van de reserves, met uitzondering van de reserve die als agio gevormd is bij de uitgifte van financieringspreferente aandelen.

    29.2. In geval van intrekking met terugbetaling van beschermingsaandelen wordt op de dag van terugbetaling een uitkering gedaan op de ingetrokken beschermingsaandelen, welke uitkering berekend wordt in overeenstemming met het bepaalde in lid 1 en lid 3 van dit artikel en wel naar tijdsgelang te berekenen over de periode vanaf de dag waarover voor het laatst een uitkering als bedoeld in lid 1 en lid 3 werd gedaan - dan wel indien de beschermingsaandelen na een zodanige dag zijn geplaatst: vanaf de dag van plaatsing - tot aan de dag van terugbetaling, een en ander onverminderd het bepaalde in artikel 2:105, lid 4, Burgerlijk Wetboek.

    29.3. Indien in enig boekjaar de in lid 1 bedoelde winst niet toereikend is om de hiervoor in dit artikel bedoelde uitkeringen te doen, en voorts geen uitkering of slechts ten dele een uitkering uit de reserves, als bedoeld in lid 1, geschiedt, zodanig dat het tekort niet of niet volledig is uitgekeerd, vindt in de daarop volgende boekjaren het in de leden 2, 4 en lid 7 eerst toepassing nadat het tekort is ingehaald.

    29.4. Van de winst die resteert na toepassing van de vorige leden zal:

             a. zo mogelijk, op elk financieringspreferent aandeel een dividend worden uitgekeerd gelijk aan een percentage berekend over het nominaal bedrag, vermeerderd met het bedrag aan agio dat werd gestort bij de eerste uitgifte van financieringspreferente aandelen, en welk percentage is gerelateerd door het rekenkundig gemiddelde te nemen van het gemiddelde effectieve rendement van zakelijke financieringen ("corporate loans") in de Verenigde Staten van Amerika zoals opgenomen in de krant "The Wall Street Journal", berekend en bepaald op de wijze als hierna vermeld.

             b.   Het percentage van het dividend voor de
                  financieringspreferente aandelen wordt berekend door het gemiddelde effectieve rendement te nemen van de hierboven genoemde leningen over de laatste twintig beursdagen, voorafgaande aan de dag waarop voor het eerst een financieringspreferent aandeel werd uitgegeven, of waarop het dividendpercentage is aangepast, eventueel verhoogd of verlaagd met maximaal een procent punt, afhankelijk van de dan geldende marktomstandigheden, al naar gelang de Raad van Bestuur onder goedkeuring van de Raad van Commissarissen daartoe besluit.

             c. Voor het eerst per een januari van het kalenderjaar volgend op de dag nadat drie jaar zijn verstreken sedert de dag waarop voor het eerst financieringspreferente aandelen werden uitgegeven, en telkenmale drie jaar nadien, kan het dividendpercentage van alle desbetreffende financieringspreferente aandelen worden aangepast aan het alsdan gemiddelde effectieve rendement van de hiervoor bedoelde zakelijke financieringen in de Verenigde Staten van Amerika zoals opgenomen in de krant "The Wall Street Journal", berekend en bepaald op de wijze als vermeld onder b.

    29.5. Indien in enig boekjaar de hiervoor in lid 4 van dit artikel bedoelde uitkeringen niet zijn gedaan, vindt in de daarop volgende boekjaren het in lid 4 en in lid 7 bepaalde eerst toepassing nadat het tekort is ingehaald en nadat het hiervoor bepaalde in de leden 1 en 3 toepassing heeft gevonden. De Raad van Bestuur is bevoegd onder goedkeuring van de Raad van Commissarissen te besluiten een bedrag gelijk aan het in de vorige zin bedoelde tekort uit te keren ten laste van de reserves, met uitzondering van de reserve die als agio gevormd is bij de uitgifte van financieringspreferente aandelen.

    29.6. Indien de uitgifte van financieringspreferente aandelen plaatsvindt gedurende de loop van een boekjaar, zal over dat boekjaar het dividend op de desbetreffende financieringspreferente aandelen naar rato tot de eerste dag van uitgifte worden verminderd.

    29.7. Voorzover de winst niet krachtens toepassing van de vorige leden wordt gereserveerd of uitgekeerd zal een zodanig bedrag worden gereserveerd als de Raad van Bestuur met goedkeuring van de Raad van Commissarissen, zal bepalen. Voor zover winst niet wordt uitgekeerd en geen reservering plaatsvindt staat de resterende winst ter vrije beschikking van de Algemene Vergadering van Aandeelhouders, met dien verstande, dat op de beschermingsaandelen en de financieringspreferente aandelen geen verdere dividenduitkering zal geschieden.

    29.8. De Raad van Bestuur kan met inachtneming van artikel 2:105 Burgerlijk Wetboek en met goedkeuring van de Raad van Commissarissen een of meer interim dividenden uitkeren, mits de vereisten van lid 13 van dit Artikel in acht worden genomen zoals dient te blijken uit een tussentijdse balans. Interim dividenden kunnen ook uitsluitend op een soort of een groep van soorten van aandelen worden uitgekeerd.

    29.9. De Algemene Vergadering van Aandeelhouders kan op een door de Raad van Commissarissen gedaan voorstel besluiten dividenden of reserves geheel of gedeeltelijk, in de plaats van in contanten, uit te keren in de vorm van aandelen in het kapitaal van de vennootschap.

   29.10. In geval van intrekking met terugbetaling van financieringspreferente aandelen wordt op de dag van terugbetaling een tweetal uitkeringen gedaan op de ingetrokken financieringspreferente aandelen:

          a. een uitkering wordt gedaan uit de agioreserve van de desbetreffende aandelen, indien aanwezig, welke gelijk is aan het saldo daarin met betrekking tot die aandelen; en

          b. een tweede uitkering wordt uit de winstreserve gedaan, welke zoveel mogelijk berekend wordt in overeenstemming met het bepaalde in lid 4 en lid 5 van dit artikel en wel naar tijdsgelang te berekenen over de periode vanaf de dag waarover voor het laatst een uitkering als bedoeld in lid 1 en lid 3 van dit artikel werd gedaan - dan wel indien de financieringspreferente aandelen na een zodanige dag zijn geplaatst: vanaf de dag van plaatsing - tot aan de dag van terugbetaling, een en ander onverminderd het bepaalde in artikel 2:105, lid 4, Burgerlijk Wetboek.

   29.11. Een tekort als bedoeld in artikel 2:104 Burgerlijk Wetboek, kan slechts ten laste van het bij de uitgifte van financieringspreferente aandelen gevormde agio worden gedelgd, indien alle overige reserves zijn uitgeput.

   29.12. Aandelen die door de Vennootschap in haar eigen kapitaal worden gehouden worden niet meegeteld bij het bepalen van de verdeling van dividenden die worden uitgekeerd op aandelen.

   29.13. De Vennootschap kan slechts uitkeringen doen voorzover het eigen vermogen van de Vennootschap groter is dan het geplaatste en opgevraagde deel van het kapitaal, vermeerderd met de wettelijke reserves. Op aandelen die de Vennootschap in haar eigen kapitaal houdt, kan geen uitkering van winst plaatsvinden.

   29.14. Onverminderd het bepaalde in lid 13 van dit artikel, kan de Raad van Bestuur er voor zorgen dat de Vennootschap uitkeringen doet, geheel of gedeeltelijk uit de agioreserve of uit enige andere reserve die staat weergegeven op de jaarrekening, niet zijnde een wettelijke reserve.

   29.15. Uitkeringen uit de winst geschieden na het vaststellen van de jaarrekening waaruit blijkt dat zij geoorloofd zijn.

   29.16. Uitkeringen op grond van dit artikel zullen betaalbaar zijn vanaf een door de Raad van Bestuur te bepalen datum.

   29.17. Uitkeringen op grond van dit artikel zullen betaalbaar zijn op een door de Raad van Bestuur te bepalen adres of adressen in Nederland, alsmede op tenminste een adres in het land waar de aandelen van de Vennootschap genoteerd zijn.

   29.18. De Raad van Bestuur bepaalt de manier van betaling van uitkeringen in contanten op aandelen met inachtneming van het bepaalde in lid 19 van dit artikel.

   29.19. Uitkeringen in contanten, indien en voorzover deze uitkeringen buiten Nederland betaalbaar zijn gesteld, worden betaald in de valuta van een land waar de aandelen genoteerd zijn, omgerekend tegen de wisselkoers bepaald door de Nederlandsche Bank N.V. op het einde van de dag te bepalen door de Raad van Bestuur. Indien en voor zover de Vennootschap op de eerste dag waarop de uitkering betaalbaar is, als gevolg van overheidsmaatregelen of andere buitengewone omstandigheden buiten haar macht niet in staat is op de buiten Nederland aangewezen plaats of in de betrokken buitenlandse valuta te betalen, is de Raad van Bestuur bevoegd in plaats daarvan een of meer plaatsen in Nederland aan te wijzen. In dat geval is het in de eerste zin van dit lid bepaalde niet langer van toepassing.

   29.20. Tot een uitkering op aandelen is diegene gerechtigd, te wiens name het aandeel is gesteld op de door de Raad van Bestuur te bepalen datum, welke zal liggen tussen de datum van vaststelling van de uitkering en de datum van betaalbaarstelling.

   29.21. Kennisgevingen betreffende uitkeringen, alsmede betreffende data en plaatsen als bedoeld in de voorgaande leden van dit artikel, worden in Nederland gepubliceerd in een landelijk verspreid dagblad en daarnevens nog op zodanige wijze als de Raad van Bestuur wenselijk acht.

   29.22. Uitkeringen in contanten welke binnen vijf jaren na de aanvang van de tweede dag waarop zij opeisbaar zijn geworden niet in ontvangst zijn genomen, vervallen aan de Vennootschap.

     Enquete.
     Artikel 30.

    30.1. Elke aandeelhouder die twee procent (2%) of meer van de geplaatste en uitstaande aandelen houdt heeft het recht een onderzoek in te stellen met betrekking tot het bestuur van de Vennootschap, als bedoeld in artikel 2:345, Burgerlijk Wetboek en volgende bepalingen.

    30.2. De aandeelhouder die overweegt een enquete in te stellen zal eerst schriftelijk zijn of haar bezwaren met betrekking tot het optreden en het commercieel beleid van de Vennootschap meedelen aan de Raad van Bestuur. Hij of zij zal de Vennootschap een redelijke termijn toekennen om deze bezwaren te onderzoeken en passende maatregelen te nemen.

     Ontbinding en vereffening.

     Artikel 31.

    31.1. Indien een besluit tot ontbinding van de Vennootschap wordt genomen, geschiedt de vereffening door de Raad van Bestuur. De bepalingen in artikel 14 betreffende de benoeming, schorsing en het ontslag van een lid van de Raad van Bestuur zijn van overeenkomstige toepassing op een vereffenaar.

    31.2. De Algemene Vergadering van Aandeelhouders stelt op voorstel van de Raad van Commissarissen de bezoldiging van de vereffenaar(s) vast en benoemt een persoon die toezicht houdt op de vereffening.

    31.3. De vereffening geschiedt met inachtneming van de wettelijke bepalingen. Tijdens de vereffening blijven deze statuten voor zover mogelijk van kracht.

    31.4. De vereffenaars doen na afloop der liquidatie rekeningen en verantwoording overeenkomstig het in de wet bepaalde.

    31.5. Nadat de vennootschap heeft opgehouden te bestaan, blijven de boeken en bescheiden van de Vennootschap gedurende zeven jaar in bewaring bij degene die daartoe door de vereffenaars is aangewezen.

     Uitkering aan aandeelhouders na ontbinding.

     Artikel 32.

     Hetgeen resteert van het vermogen van de Vennootschap na betaling van alle schulden en de kosten van de vereffening wordt als volgt verdeeld:

          a. allereerst wordt, zo veel mogelijk, aan de houders van beschermingsaandelen het op hun beschermingsaandelen nominaal gestorte bedrag uitgekeerd, vermeerderd met het ingevolge artikel 29 te weinig daarop uitgekeerde, en vermeerderd met een bedrag gelijk aan het in artikel 29 bedoelde percentage over het nominaal bedrag, berekend over de periode, die aanvangt op de eerste dag van het laatste volledig verstreken boekjaar voorafgaande aan de ontbinding en die eindigt op de dag van de in dit artikel bedoelde uitkering op beschermingsaandelen, met dien verstande dat alle dividenden die over deze periode op de beschermingsaandelen zijn betaald, in mindering komen op de uitkering ingevolge dit onderdeel;

          b. vervolgens wordt zoveel mogelijk aan de houders van financieringspreferente aandelen het op hun aandelen nominaal gestorte bedrag, alsmede het op hun aandelen bij de uitgifte daarvan gestorte agio uitgekeerd, vermeerderd met een bedrag gelijk aan het ingevolge artikel 29 te weinig op de financieringspreferente aandelen uitgekeerde, en vermeerderd met een bedrag gelijk aan het in lid 4 onder a van artikel 29 bedoelde percentage (zoals eventueel aangepast op grond van het bepaalde in dat artikel lid 4 onder b) over het nominaal bedrag nadat dat bedrag is vermeerderd met het op het aandeel bij de uitgifte daarvan gestorte agio, berekend over de periode, die aanvangt op de eerste dag van het laatste volledig verstreken boekjaar voorafgaande aan de ontbinding en die eindigt op de dag van de in dit artikel bedoelde uitkering op financieringspreferente aandelen, met dien verstande dat alle dividenden die over deze periode op de financieringspreferente aandelen zijn betaald, in mindering komen op de uitkering ingevolge dit onderdeel;

          c. het dan resterende wordt uitgekeerd aan de houders van gewone aandelen, in evenredigheid met het aantal gewone aandelen dat ieder van hen bezit.

     Niet opgevraagde uitkeringen na ontbinding.

     Artikel 33.

     Aan aandeelhouders of schuldeisers toekomende bedragen welke niet binnen zes (6) maanden na de betaalbaarstelling der laatste uitkering mochten zijn opgevraagd, zullen worden gedeponeerd in de consignatiekas.

                           ARTICLES OF ASSOCIATION OF
                            NEW SKIES SATELLITES N.V.
                            ESTABLISHED AT AMSTERDAM,
                                 THE NETHERLANDS
                              AS PER 24 AUGUST 2000


Name and corporate seat.

Article 1.

1.1.   The name of the company is: New Skies Satellites N.V. (the "Company").

1.2.   The Company has its corporate seat in Amsterdam.

1.3. The Company may by resolution of the Board of Management establish offices and branches inside as well as outside The Netherlands.

Objects.

Article 2.

The objects of the Company are:

2.1. To engage in the planning, development, construction, ownership and operation of a global satellite communications system; to contract for the development, construction and operation of spacecraft, launch vehicles and satellite control centers; to acquire physical facilities, equipment and devices necessary for its operations; to provide services to INTELSAT in accordance with the Ensured Capacity Rights Agreement between INTELSAT and the Company and any successive agreements or related agreements; to participate in various segments of the broadcasting, telecommunications, and information services markets; to provide satellite multimedia services; to market or arrange the marketing of all services it provides; to engage in research and development in connection therewith; and to engage in any other activities of a commercial, industrial or financial nature, including creation and participation in other enterprises, for the Company's own account, or for the account of or with the participation of or in cooperation with third parties.

2.2. The Company may arrange financing and may take up loans and provide security for its loans and obligations, as well as for loans and obligations of companies controlled by it, its affiliates or subsidiaries, together with all activities which are intended for or which may be conducive to any of the objects mentioned in this Article 2.

Duration.

Article 3.

The Company shall continue to exist for an indefinite period of time.

Share capital and shares.

Article 4.

4.1. The authorized share capital of the Company amounts to twenty-two million seven hundred and fifty-three thousand Euro (EUR 22,753,000), divided into two hundred and four million seven hundred and seventy-seven thousand (204,777,000) ordinary shares of five Eurocent (EUR 0.05) each; twenty-two million seven hundred fifty-three thousand (22,753,000) financing preference shares of five Eurocent (EUR 0.05) each; and two hundred and twenty-seven million five hundred and thirty thousand (227,530,000) governance preference shares of five Eurocent (EUR 0.05) each.

4.2. Where in these Articles of Association reference is made to shares and shareholders it shall include respectively the ordinary shares, the financing preference shares and the governance preference shares and the holders of ordinary shares, the holders of financing preference shares and the holders of governance preference shares unless the contrary is expressly stated. Where in these Articles of Association reference is made to ordinary shares it shall include the bearer ordinary shares and the registered ordinary shares unless the contrary is expressly stated.

4.3. The Company may co-operate with the issuance of depositary receipts for shares in its share capital ("certificaten van aandelen") on condition that holders of such depositary receipts shall be entitled to obtain a proxy to vote the shares or to instruct the holder of the corresponding shares to vote such shares.

Issuance of shares.

Article 5.

5.1. The general meeting of shareholders (hereinafter referred to as "The General Meeting of Shareholders") shall have the authority to resolve on any further issuance of shares, but only in response to a proposal for such issuance submitted by the Board of Management specifying the price and the further terms and conditions for the issuance. In addition the General Meeting of Shareholders may designate the Board of Management, subject to Article 20(a), as the corporate body authorized for the further issuance of shares. For as long as and, in the case of a designation for a limited number of shares, to the extent that, a designation of the Board of Management is in force, the General Meeting of Shareholders shall have no authority to decide on a further issuance of shares. Any resolution by the General Meeting of Shareholders to issue shares or to designate the Board of Management shall be valid only if accompanied by a prior or simultaneous approving resolution of each class of shareholders whose rights are prejudiced by such issuance or designation.

5.2. To the extent that a designation of the Board of Management is in place the Board of Management shall have authority to determine the price and further terms and conditions of an issuance of shares, with due observance of what has been provided in relation thereto according to the law and these Articles of Association. Any action by the Board of Management hereunder shall be subject to the requirements of Article 20.

5.3. Any designation of the Board of Management as the corporate body authorized for the issuance of shares shall be made in accordance with the law and these Articles of Association. The resolution containing the designation shall specify the maximum number of shares that may be issued and the duration of the designation, which shall be for a specific period not exceeding five (5) years. The General Meeting of Shareholders may renew the designation from time to time for a period of up to five (5) years for each such renewal. A designation of the Board of Management may not be withdrawn unless otherwise provided in the resolution containing the designation.

5.4. Within eight days after the General Meeting of Shareholders has passed a resolution to issue shares or a resolution to designate the Board of Management as provided in paragraph 1 of this Article, the Board of Management shall file the complete text of such resolution with the trade registry of the Chamber of Commerce where the Company has her principal place of business in the Netherlands to the extent required by law. Within eight days after each issuance of shares, the Board of Management shall report the same to the trade registry of the Chamber of Commerce in the Netherlands, stating the number and class of the shares issued, to the extent required by law.

5.5. Paragraphs 1 up to and including 4 shall be applicable mutatis mutandis to the grant of rights to subscribe for shares but shall not be applicable to the issuance of shares to anyone who exercises a previously acquired right to subscribe for shares.

5.6. If the Board of Management has been designated to be authorized to resolve upon the issuance of shares and governance preference shares are being issued, including the granting of rights to subscribe for governance preference shares, but not the issuance of governance preference shares by virtue of the exercise of such option right:

       a. the Board of Management shall be obliged to convene a General Meeting of Shareholders within four weeks of such issuance, at which meeting the reasons for the issuance shall be explained, unless such explanation has been given at a General Meeting of Shareholders held prior to the issuance;

       b. the prior approval of the General Meeting of Shareholders shall be required for the specific case, if (i) as a consequence of such issuance and/or (ii) as a consequence of the prior issuance of governance preference shares by the Board of Management without said approval or other co-operation of the General Meeting of Shareholders, such a number of governance preference shares may be subscribed for and/or have been issued, that the aggregate nominal amount of the governance preference shares issued without said approval or other co-operation of the General Meeting of Shareholders, by the Board of Management, amounts to a rate higher than one hundred per cent (100%) of the aggregate nominal value of the other shares issued prior such issuance.

       5.7. If governance preference shares have been issued pursuant to a resolution to issue shares, or pursuant a resolution to grant a right to subscribe for shares, which has been adopted by the Board of Management without the prior approval or other co-operation of the General Meeting of Shareholders, the Board of Management shall be obliged to convene a general meeting within two years after such issuance and to make a proposal to purchase or, as the case may be, to cancel said issued governance preference shares. If at this meeting, no resolution has been adopted to purchase or, as the case may be, to cancel preference shares, the Board of Management shall be obliged to convene another general meeting at which a proposal is made, each time within two years after such proposal has been brought up for discussion; such obligation shall no longer be in force if said shares are no longer issued or, as the case may be, if the governance preference shares are held by the Company.

5.8. A designation of the Board of Management under this Article shall not affect any power the General Meeting of Shareholders may have to pay dividends on shares pursuant to Article 29 of these Articles of Association.

5.9. Without prejudice to what has been provided in Section 2:80.2 Civil Code, shares shall at no time be issued below their nominal value.

5.10. Ordinary shares and financing preference shares shall be fully paid up upon issuance. Governance preference shares may be issued against partial payment, provided that: (a) the obligatory payable portion of the nominal value (the "call") shall be equal for each governance preference share, without regard to the date of issuance of such share; and (b) at least one-quarter of the nominal value of the share shall be paid upon issuance.

5.11. The Board of Management may, subject to the approval of the Supervisory Board, resolve on the timing and amount for a further call for governance preference shares that have not been paid up in full. The Board of Management shall give immediate notice of such resolution to the holders of governance preference shares and shall issue such notice at least thirty (30) days before the day on which the call must be paid.

5.12. Payment shall be made in cash, unless another contribution has been agreed upon. Payment shall be made in Euro, unless the Company agrees to payment in a currency other than Euro. If payment is made in a currency other than Euro, the obligation to pay shall be deemed fulfilled only to the extent that the sum paid is freely convertible into Euros at: (a) the rate of exchange on the day of payment; or (b) if the Company requires payment on a specified date pursuant to the following sentence, at the rate of exchange on that date. The Company may require payment at the rate of exchange on a specified date no more than two months prior to the date on which payment must be made if the shares or depositary receipts issued therefor shall immediately upon their issuance be admitted to a listing at a stock exchange outside of the Netherlands.

5.13. Shares shall be issued by notarial deed if so required by law, in accordance with the relevant provisions of law.

5.14. Subject to prior approval of the Supervisory Board, the Board of Management is expressly authorized to enter into legal acts referred to in Section 2:94 Civil Code, without the prior consent of the General Meeting of Shareholders.

5.15. By these Articles of Association, the Board of Management is designated as the Corporate body that is authorized to issue up to one hundred and eighty-one million five hundred and twelve thousand (181,512,000) ordinary shares, twenty-two million seven hundred and fifty-three thousand (22,753,000) financing preference shares and two hundred and twenty-seven million five hundred and thirty thousand (227,530,000) governance preference shares, subject to approval in accordance with
       Article 20 of these Articles of Association. This designation is for a period of five years, starting on the date these Amended Articles of Association are approved by the General Meeting of Shareholders.

Preemptive rights.

Article 6.

6.1. In the event of an issuance of ordinary shares, each shareholder shall have a preemptive right with regard to the ordinary shares to be issued in proportion to the aggregate number of ordinary shares held by the shareholder. Holders of governance preference shares and holders of financing preference shares shall have no preemptive right in respect of any shares to be issued. Holders of ordinary shares shall have no preemptive right in respect of any governance preference shares or any financing preference shares to be issued. Notwithstanding any other provision of this Article, no shareholder shall have any preemptive right to any shares issued against a contribution other than in cash or issued to employees of the Company or of a group company. (For the purposes of these Articles of Association, a "group" is an economic unit in which legal persons and partnerships are united in one organisation, and a "group company" is any collection of legal persons or partnerships that are united in one group). Preemptive rights shall be transferable without restriction.

6.2. The General Meeting of Shareholders or, if the Board of Management has been given the authority to issue shares, the Board of Management, shall decide when passing the resolution to issue shares in which manner and within which time limit the preemptive right may be exercised.

6.3. The Company shall give notice of an issuance of shares that is subject to a preemptive right and of the period during which such right may be exercised, by announcement in the State Gazette (Staatscourant) and in the manner provided in Article 22.5. of these Articles of Association.

6.4. Preemptive rights, if any, may be exercised during a period of at least two (2) weeks after the day of announcement in the State Gazette or the day of notice under Article 22.5.

6.5. The General Meeting of Shareholders may by resolution limit or exclude any preemptive rights to which shareholders may be entitled. In addition, the General Meeting of Shareholders may designate the Board of Management, subject to Article 20.a, as the corporate body authorized to limit or exclude preemptive rights as to any shares that the Board of Management has been authorized to issue. If and, with respect to a partial designation, to the extent that the Board of Management has been authorized to limit or exclude preemptive rights, the Board of Management may by resolution limit or exclude any preemptive rights to which shareholders may be entitled, subject to any limitations set forth in the designation. The resolution designating the Board of Management as the corporate body authorized to limit or exclude preemptive rights shall specify the duration of such delegation, which shall not be for more than five (5) years. The General Meeting of Shareholders may renew the designation from time to time for a period of up to five (5) years for each such renewal. A designation of the Board of Management may not be withdrawn unless otherwise provided in the resolution containing the designation.

6.6. Any proposal to the General Meeting of Shareholders to limit or exclude preemptive rights shall state the reasons for the limitation or exclusion and the reasons for the intended price of issuance.

6.7. In order to be validly adopted, a resolution or designation by the General Meeting of Shareholders pursuant to paragraph 5 of this Article must be adopted by a majority of at least two-thirds of the votes cast if less than fifty per cent (50%) of the issued share capital is present or represented at the General Meeting of Shareholders.

6.8. Within eight (8) days of a resolution to exclude or limit preemptive rights or a designation of the Board of Management pursuant to paragraph 5 of this Article, the Board of Management shall file a complete text of the resolution or designation with the trade registry of the Chamber of Commerce in the Netherlands to the extent required by law.

6.9. This Article 6 shall apply to the granting of rights to subscribe for shares, but shall not apply to the issuance of shares to a person who exercises a previously acquired right to subscribe for shares, in which case no preemptive rights shall exist.

6.10. By these Articles of Association the Board of Management is authorized to limit or exclude preemptive rights as to all shares described in Article
       5.15. This designation is for an initial period of five years, starting on the date these amended Articles of Association are approved by the General Meeting of Shareholders.

Acquisition and transfer by the Company of shares in its own share capital.

Article 7.

7.1. The Company shall have the authority to acquire fully paid-up shares in its own share capital for free. The Company shall also have authority to acquire fully paid-up shares in its own share capital for valuable consideration if and to the extent the following conditions are met:

       a. the General Meeting of Shareholders has authorized the Board of Management to make such an acquisition and the authorization (which shall be valid for no more than eighteen months) specifies the number of shares that may be acquired, the manner in which they may be acquired and the limits within which the price must be set;

       b. the Company's "eigen vermogen" (shareholders equity), less the purchase price to be paid by the Company for such shares, is not less than the aggregate amount of the paid up and called up share capital and the reserves which must be maintained pursuant to the law or these Articles of Association; and

       c. the aggregate par value of the shares to be acquired and the shares in its share capital that the Company already holds, on which it holds a right of pledge, or that are held by a subsidiary of the Company, amounts to no more than one-tenth of the aggregate par value of the issued share capital;

       subject to any further applicable statutory provisions and the provisions of these Articles of Association.

7.2. The Company's equity as shown in the last adopted balance sheet, after deduction of the price of acquisition for shares in the share capital of the Company and distributions from profits or reserves to any other persons that became due by the Company and its subsidiary companies after the date of the balance sheet, shall be decisive for purposes of paragraph 1.b of this Article. If more than six (6) months have expired after the end of any financial year and no annual accounts have been adopted with respect to that financial year, an acquisition by virtue of this paragraph shall not be allowed.

7.3. Any acquisition by the Company of shares in its own capital that have not been fully paid-up shall be null and void.

7.4. The Company may dispose of shares acquired by it pursuant to this Article.

7.5. If depositary receipts for shares in the share capital of the Company have been issued, such depositary receipts shall be treated as shares for the purposes of paragraphs 1 and 4 of this Article.

7.6. Shares in respect of which voting rights may not be exercised by law or by these Articles of Association shall not be taken into account when determining the extent to which the shareholders have cast their votes, the extent to which they are present or represented at the General Meeting of Shareholders, or the extent to which the share capital is present or represented.

Reduction of the issued share capital; Cancellation of shares.

Article 8.

8.1. With due observance of the provisions of Section 2:99 Civil Code, upon the proposal of the Supervisory Board, the General Meeting of Shareholders shall have power to pass a resolution to reduce the issued share capital by cancelling shares or by reducing the nominal value of the shares by means of an amendment of the Company's Articles of Association. The shares to which such resolution relates shall be designated in the resolution and the resolution shall also state the manner in which it shall be implemented. Cancellation with repayment of shares or partial repayment on shares or release from the obligation to pay up as referred to in Section 2:99 Civil Code may be made or be given exclusively with respect to ordinary shares or exclusively with respect to governance preference shares or exclusively with respect to financing preference shares. A partial repayment or release shall only be allowed pursuant to a resolution to reduce the par value of the shares and must be made pro rata as to all shares concerned. The pro rata requirement may be waived with the consent of all shareholders concerned. Any reduction of the nominal value of shares without redemption must be done pro rata on all shares of the same class. The pro rata requirement may be waived with the consent of all shareholders of that class.

8.2. For a resolution to reduce the capital, a majority of at least two-thirds of the votes cast shall be required, if less than one half of the issued capital is represented at the meeting.

8.3. The notice convening a meeting at which a resolution, as mentioned in this Article is to be passed shall state the purpose of the reduction of the share capital and the manner in which effect is to be given thereto. The second, third and fourth paragraphs of Section 2:123 Civil Code shall apply mutatis mutandis.

8.4. The Company shall file the resolutions referred to in paragraph 1 of this Article at the trade registry of the Chamber of Commerce and shall publish a notice of such deposit in a nationally distributed daily and an internationally distributed financial daily periodical of international repute, to the extent required by law. The provisions of Section 2:100.2 up to and including 2:100.6 Civil Code shall apply to the Company.

Shares and share certificates.

Article 9.

9.1. Ordinary shares shall be issued in registered form or in bearer form. Governance preference shares and financing preference shares shall be issued in registered form only. All shares shall be identified by number. Ordinary registered shares shall be numbered consecutively from 1 onwards. Governance preference shares shall be numbered consecutively from G1 onwards. Financing preference shares shall be numbered consecutively from F1 onwards.

9.2. The Board of Management may resolve that share certificates (aandeelbewijzen) shall be issued in respect of registered ordinary shares in such denominations, and in such form, as the Board of Management shall determine. Each share certificate shall mention the number(s) of the share(s) in respect of which it was issued.

9.3.   All ordinary bearer shares shall be embodied in one share certificate.

9.4. The ordinary bearer share certificate shall be signed by or on behalf of a member of the Board of Management. The Board of Management may resolve that the signature shall be a facsimile signature and may designate one or more persons to sign the share certificate on behalf of the Company.

9.5. The Company will grant a right with respect to an ordinary bearer share to a person entitled thereto in the following manner (a) the Company will enable the Netherlands Central Institute for Securities Giro Administration and Transfer B.V. ("Necigef") to (cause to) add an ordinary share to the share certificate; and (b) the person entitled thereto will designate an affiliated institution as referred to in the Securities Giro Administration and Transfer Act (hereinafter: the "affiliated institution"), which will credit that person accordingly as a joint owner (hereinafter: "joint owner") of the collective depository as referred to in the Securities Giro Administration and Transfer Act. The joint owners will hereinafter also be referred to as holders of bearer shares and, to the extent necessary, they will also be recognised as such by the Company.

9.6. Without prejudice to the provision of Article 23, paragraph 7 of these Articles of Association, the administration of the share certificate will be irrevocably assigned to Necigef, and Necigef will be irrevocably authorized to do anything necessary for that purpose on behalf of the person(s) entitled thereto with respect to the shares, including the acceptance and transfer and - on behalf of the Company - the co-operation with adding the share to and deleting the share from the share certificate.

9.7. In the event that a joint owner of the affiliated institution wishes to have one or more ordinary bearer shares delivered to him, these ordinary bearer shares held by the joint owner, up to the maximum amount for which he is a joint owner at the time this wish is announced, will be converted into the same number of ordinary registered shares, and (a) Necigef will enable the Company to (cause to) delete these ordinary shares from the share certificate, (b) the relevant affiliated institution will debit the person entitled thereto as a joint owner of its collective depositary (c) Necigef will allocate these ordinary shares to the person entitled thereto with due observance of the formalities for transfer, (d) the Company will recognise this transfer, and (e) the Board of Management of the Company will (cause to) enter this person as a holder of registered shares in the shareholders' register. The Company may not charge the shareholder that causes to convert his shares into registered shares or into bearer shares pursuant to the provisions of this paragraph or of paragraph 8 of this Article, more than cost.

9.8. A shareholder may at all times cause to convert one or more of his registered shares into bearer shares as follows (a) the person entitled thereto will transfer these shares to Necigef by a deed of transfer, (b) the Company will recognise such transfer, (c) Necigef will enable the Company to (cause to) add these shares to the share certificate, (d) an affiliated institution designated by the person will credit the person so entitled as a joint owner of its collective depositary and (e) the Board of Management of the Company will delete such person from the shareholders' register as a holder of the registered shares thus converted. A conversion of a registered share that is pledged or for which share a right of usufruct exists, requires the prior written approval of the pledgee or usufructuaree.

9.9. If share certificates are issued for registered shares, all such share certificates shall be signed by or on behalf of a managing director on behalf of the Company; the signature may be effected by printed facsimile. In addition all share certificates for registered shares may be validly signed on behalf of the Company by one or more persons designated by the Board of Management for that purpose.

9.10.  All share certificates shall be identified by numbers and/or letters.

9.11. The Board of Management can determine that for the purpose to permit or facilitate trading of shares at a foreign stock exchange, share certificates for registered shares shall be issued in such form as the Board of Management may determine, in order to comply with the requirements set by such foreign exchange.

9.12. Upon written request by or on behalf of a shareholder, the Company may issue replacement share certificates for share certificates that have been mislaid, stolen, damaged or destroyed; provided that the shareholder making the request, or the person making the request on the shareholder's behalf, provides satisfactory evidence of title to the share(s) and of the loss, theft, damage or destruction of the share certificate(s). Any issuance of replacement share certificates shall be subject to such conditions, including without limitation the provision of indemnity to the Company, as the Board of Management shall determine.

9.13. The Company may charge the costs of issuing one or more replacement share certificates to the shareholder or the person making the request on behalf of the shareholder. Upon issuance of a replacement share certificate, the original share certificate shall become void and the Company shall have no further obligation with respect to such original share certificate. Replacement share certificates shall bear the numbers of the share certificates they replace.

Register of shareholders.

Article 10.

10.1. With due observance of the applicable statutory provisions in respect of registered shares, a share register shall be kept by or on behalf of the Company.

10.2. The Board of Management shall be authorized to keep the register in more than one copy and at more than one address. The Board of Management also shall be authorized to keep the register, in whole or in part, outside the Netherlands in order to comply with applicable foreign statutory provisions or the rules of a stock exchange on which the shares of the Company are listed.

10.3. The share register shall include the name and address of each holder of one or more registered shares, the amount paid-up on each share and such further information as is required by law or determined by the Board of Management to be appropriate.

10.4. The Board of Management shall determine the form and contents of the register with due observance of the provisions of paragraphs 1, 2 and 3 of this Article.

10.5. Every entry in the register shall be signed by a member of the Board of Management or by a person authorized by the Board of Management. The register shall be kept regularly up to date.

10.6. Upon request by a holder of registered shares the Board of Management shall provide that holder of registered shares with an extract from the register or, at the Board of Management's option, with other written evidence of the contents of the register with regard to the shares registered in that shareholder's name, free of charge. The extract or other evidence shall be signed by a member of the Board of Management or by a person designated for that purpose by the Board of Management.

10.7. The provisions of this Article regarding shareholders shall equally apply to persons who hold a right of usufruct or a right of pledge on one or more registered shares.

10.8. The Board of Management and Supervisory Board shall have power and authority to permit inspection of the register and to provide information recorded therein, as well as any other information known to the Company regarding the direct or indirect shareholding of a shareholder, to the extent required by law or to comply with legal or regulatory requirements or the requirements of any stock exchange on which the Company's shares are listed.

10.9. Any shareholder shall have the right, by written request and upon reasonable notice and during normal business hours, to inspect the Company's share register and a list of its shareholders and their addresses and shareholdings, and to make copies or extracts therefrom with respect to its own shares. The request shall be directed to the managing directors of the Company at its registered office in the Netherlands or at its principal place of business.

Transfer of shares; Restriction on the transfer of governance preference and financing preference shares.

Article 11.

11.1. The transfer of title to registered shares, the transfer of title to or a termination of a right of usufruct on registered shares, and the creation, vesting or release of a right of usufruct or of a right of pledge on registered shares shall be effected by way of a written instrument of transfer and in accordance with the provisions set forth in
       Section 2:86, or, as the case may be, Section 2:86c Civil Code. A transfer of registered shares for which share certificates have been issued can only take place when the share certificate representing such shares has been submitted to the Company. The rights attached to any registered share may be exercised if the Company is a party to the transaction, or after:

       a.     the Company has acknowledged the transaction; or

       b.     the deed has been served on the Company; or

       c. the Company has entered the transaction in its shareholder register on its own initiative;

       in each case in accordance with the relevant provisions of law.

11.2. The provisions of paragraph 1 of this Article shall equally apply to (i) the allotment of registered shares in the event of a judicial partition of any community of property, (ii) the transfer of a registered share as a consequence of foreclosure of a right of pledge and (iii) the creation of limited rights in rem on a registered share.

11.3. Any requests made pursuant to and in accordance with the provisions of Articles 9, 10 and this Article 11 may be sent to the Company at such address(es) as to be determined by the Board of Management.

11.4. The Company is authorized to charge such amounts as may be determined by the Board of Management provided they do not exceed cost price, to persons who have made a request pursuant to and in accordance with the provisions of Articles 9, 10 and this Article 11 unless these Articles of Association prescribe supply against no costs.

11.5. Any transfer of governance preference shares or of financing preference shares shall be valid only if approved, in advance, by the Supervisory Board. The request for approval shall be submitted in writing and shall state the name and address of the intended transferee and the price or other consideration to be paid or given by the intended transferee.

11.6. If the Supervisory Board does not approve a proposed transfer, the Supervisory Board shall at the same time designate one or more prospective purchasers who are willing and able to purchase all the shares to which the request for approval relates, against cash payment at a price to be fixed mutually by the transferor and the Supervisory Board within two months following such designation.

11.7. If, within three months of receipt by the Company of the request to approve a proposed transfer, the transferor has not received a written notice of approval from the Company or the Supervisory Board's refusal to approve the transfer was not simultaneously accompanied by the designation of one or more prospective purchasers as referred to in paragraph 6 of this Article, the approval to transfer shall be deemed granted following expiry of said period or upon receipt of the notice of refusal.

11.8. If the transferor and the Supervisory Board have failed to reach agreement on the price meant in paragraph 6 of this Article within two months of the refusal of the approval, such price shall be fixed by an expert, to be designated by the transferor and the Board of Management by mutual agreement or, failing agreement on an expert within three months following the refusal of the approval, by the President of the Chamber of Commerce and Industry in the district in which the Company has its corporate seat according to its Articles of Association, at the request of the party who is first to take action.

11.9. The transferor shall have the right to abandon the proposed transfer, provided it so notifies the Board of Management in writing within one month of being informed of both the name of the designated prospective purchaser(s) and the fixed price.

11.10. In the event of approval of the transfer pursuant to paragraphs 5 or 7 of this Article, the transferor shall be entitled to transfer all shares to which the request submitted in accordance with paragraph 5 of this Article relates to the purchaser specified in that request at the price or consideration specified therein.

11.11. The costs connected with the transfer for the Company may be charged to the transferee.

Shareholders requirements.

Article 12.

(Intentionally left blank)

Article 13.

(Intentionally left blank)

Management.

Article 14.

14.1. The Company shall have a Board of Management, consisting of one or more members. The maximum number of members shall be determined by the Supervisory Board.

14.2. The General Meeting of Shareholders shall determine, and may subsequently change, the number of members of the Board of Management. The determination of the number of members of the Board of Management shall require a resolution adopted by at least two-third of the votes cast, representing at least fifty per cent (50%) of the issued share capital, unless the proposal to that extent, with the approval of the Supervisory Board, has been made by the Board of Management. In that case, such resolution can be adopted by the majority of votes cast. The General Meeting of Shareholders may decide that the determination or the change shall be for a specified period of time or until the occurrence of a specified event.

14.3. The General Meeting of Shareholders shall appoint the members of the Board of Management from a binding list prepared by the Supervisory Board of at least two nominees for each position, if such a binding list has been presented. The list shall list two nominees for each position in the order preferred by the Supervisory Board. The list of nominees shall be deposited, not later than two weeks prior to the meeting until the close of the meeting, at the office of the Company for inspection by shareholders and other persons entitled to attend the General Meeting of Shareholders and - in the event of a listing at an exchange, NASDAQ or a similar system - at a bank or financial institution to be mentioned in the notice calling the General Meeting of Shareholders.

14.4. Before each General Meeting of Shareholders convened for the election of members of the Board of Management, any shareholder holding, at the time of the nomination, at least two percent (2%) of the issued and outstanding shares in the share capital of the Company shall be entitled to nominate candidates, which nominations must be received by the Company at least one week before the meeting. Article 18.6 of these Articles of Association shall apply mutatis mutandis. If, for one or more specific positions as to which an election is provided in the notice of the meeting, the Supervisory Board has not submitted a list of nominees in accordance with paragraph 3 of this Article, the General Meeting of Shareholders shall be free to appoint any candidate nominated in accordance with the procedure described in the previous two sentences, by absolute majority.

14.5. For each position for which the Supervisory Board has submitted a list of nominees in accordance with paragraph 3 of this Article, the two nominees shall be submitted to a vote, and the nominee who obtains the majority of the vote shall be appointed. If the vote is tied, the nominee listed first by the Supervisory Board for that position shall be appointed. Blank votes, abstentions, and invalid votes shall not count to calculate the majority.

14.6. The General Meeting of Shareholders may at all times overrule the binding nature of a nomination submitted pursuant to paragraph 3 of this Article by a resolution adopted by at least a two thirds majority of the votes cast, if such majority represents more than half the issued share capital.

14.7. The nomination submitted pursuant to paragraph 3 of this Article shall be included in the notice of the General Meeting of Shareholders at which the appointment shall be considered. If a nomination has not been made or has not been made in due time, this shall be stated in the notice and, if the agenda for the meeting includes the appointment of one or more members of the Management Board, the General Meeting of Shareholders may appoint such managing director(s) at its discretion.

14.8. The Supervisory Board shall fix the remuneration and contractual terms and conditions for the members of the Board of Management in respect of the performance of their duties, provided that nothing herein contained shall preclude any members of the Board of Management from serving the Company or any subsidiary or related company thereof in any other capacity and receiving compensation therefor.

14.9. The General Meeting of Shareholders shall at all times have the power to suspend or to dismiss every one of the members of the Board of Management. A resolution to suspend or dismiss any member of the Board of Management may only be passed by a two-thirds majority of the votes cast representing more than one-half of the issued share capital, unless the proposal to suspend or dismiss the member of the Board of Management was made by the Supervisory Board.

14.10. The Supervisory Board can suspend, but not dismiss, any member of the Board of Management. The General Meeting of Shareholders has the power to lift this suspension.

14.11. If, following suspension of a member of the Board of Management, the General Meeting of Shareholders has not decided on his or her dismissal within three months, the suspension shall end.

14.12. A suspended member of the Board of Management shall be entitled to justify his or her actions before the General Meeting of Shareholders and may elect to be assisted by an adviser when doing so, at his or her own expense.

Article 15.

15.1. The Board of Management shall, subject to the limitations contained in these Articles of Association, be in charge of the management of the Company.

15.2. The Supervisory Board shall designate among the members of the Board of Management, a President, a Chief Executive Officer, a Chief Financial Officer and one or more Vice-Presidents. The Board of Management shall have the power to appoint a secretary of the Board of Management. The office of President and Chief Executive Officer may be held by one and the same person.

15.3. The Board of Management shall draw up, and may from time to time amend, Board of Management regulations (directiereglement) to deal with matters that concern the Board of Management internally, with due observance of these Articles of Association. The regulations may include an allocation of tasks amongst the members of the Board of Management and a delegation of specified powers. The regulations shall contain provisions concerning the manner in which meetings of the Board of Management are called and held. These meetings may be held by telephone conference or video conference, provided all participating members of the Board of Management can hear each other simultaneously.

15.4. The Board of Management may only adopt valid resolutions when the majority of the members of the Board of Management in office are present or represented at the meeting.

15.5. A member of the Board of Management may only be represented by a co-member of the Board of Management authorized in writing. A member of the Board of Management may not act as a proxy for more than one co-member.

15.6. All resolutions shall be adopted by the favourable vote of the majority of the members of the Board of Management present or represented at the meeting, provided that such majority shall at least include the vote of the Chief Executive Officer. Each member of the Board of Management shall have one vote. If there is a tie vote the Chief Executive Officer shall have a casting vote, unless only two members of the Board of Management are present or represented.

15.7. The Board of Management shall be authorized to adopt resolutions by majority vote without convening a meeting if all members of the Board of Management shall have expressed their opinions in writing, unless one or more members of the Board of Management object to a resolution being adopted in this way. The expression "in writing" shall include any message transmitted by facsimile, properly authenticated electronic mail, or other current means of communication.

15.8.  If the office(s) of one or more members of the Board of Management is
       (are) vacant or if one or more members of the Board of Management are otherwise unable to act, the remaining members or the remaining member shall temporarily be vested with the entire management. If the offices of all members of the Board of Management are vacant or if all members of the Board of Management are otherwise unable to act, the management shall temporarily be vested in the Supervisory Board. The Supervisory Board may delegate this task to one or more persons.

15.9. The person or persons who is or are temporarily entrusted with management shall convene a General Meeting of Shareholders as soon as possible, to be held no later than three months after the commencement of the inability to act of the members of the Board of Management, in order to make a definitive provision for management.

Committees.

Article 16.

The Board of Management shall have the power to appoint committees, composed of members of the Board of Management and officers of the Company and of group companies. The Board of Management shall determine their duties and powers.

Representation.

Article 17.

17.1. The general authority to represent the Company and to bind it vis-a-vis third parties shall be vested in the Board of Management, and in all members of the Board of Management severally. The Board of Management may also confer authority to represent the Company, jointly or severally, on any one or more other persons, whether or not employees or officers of the Company, who would thereby be granted powers of representation with respect to such acts or categories of acts as the Board of Management may determine and shall register such grants at the trade registry of the Chamber of Commerce. The Board of Management may, in addition, grant to such persons such titles as it deems appropriate.

17.2. Members of the Supervisory Board will only be entitled to represent the Company in the situation described in Article 15.8. of these Articles of Association or in case of conflicts of interest between the members of the Board of Management and the Company.

Supervisory Board.

Article 18.

18.1. The Company shall have a Supervisory Board, consisting of at least three and at most eleven members. No member of the Supervisory Board may concurrently be a member of the Board of Governors of INTELSAT, or an employee, officer, or manager of INTELSAT or of any other intergovernmental organisation, including any intergovernmental organization remaining after the privatization of INTELSAT. A majority of the Supervisory Board's members shall not be a director, employee, officer, or manager of any Signatory or former Signatory to INTELSAT, or otherwise serve as a representative of any Signatory or former Signatory. At least two members of the Supervisory Board shall be independent and shall not be employees of, and shall not be or have functions similar to officers, representatives, members of the Board of Management or members of the Supervisory Board of the Company, of any shareholder or of any group company of the Company, or of any shareholder. The Supervisory Board, after consultation with the Board of Management, may nominate one or more individuals who do not satisfy the requirements of this Article if the reasons justifying a deviation from these requirements are explained in the nomination. In response to such a nomination, the General Meeting of Shareholders may appoint such individuals notwithstanding the requirements of this paragraph.

18.2. The General Meeting of Shareholders may change the number of members of the Supervisory Board, provided that the number shall be odd. The General Meeting of Shareholders may decide that the change shall be for a specified period of time or until the occurrence of a specified event.

18.3. Each member of the Supervisory Board shall serve for a maximum period of one year, which term shall expire at the close of the annual General Meeting of Shareholders held in the first year after the General Meeting of Shareholders at which the member was elected. Except as otherwise provided in these Articles of Association, each member of the Supervisory Board may be re-elected without limitation.

18.4. Persons who are seventy-two years of age or older cannot be appointed as a member of the Supervisory Board. A member of the Supervisory Board shall resign effective as of the date of the annual General Meeting of Shareholders in the financial year in which he or she reaches the age of seventy two.

18.5. The General Meeting of Shareholders shall appoint the members of the Supervisory Board. The Supervisory Board shall make a non-binding nomination for each vacancy, which may include one or more existing members of the Supervisory Board. Nominations may also be made by any shareholder that, at the time of the nomination, holds two percent (2%) or more of the issued and outstanding shares of the Company, and any existing member of the Supervisory Board who is not nominated by the Supervisory Board may declare themself available for reelection. The General Meeting of Shareholders shall first hold a vote on the nominations submitted by the Supervisory Board. If a vote is tied, the person (first) nominated by the Supervisory Board shall be appointed. Blank votes, abstentions, and invalid votes shall not count to calculate a majority. If, after the vote on the candidates nominated by the Supervisory Board, any vacancies on the Supervisory Board exist, the General Meeting of Shareholders shall hold a second vote on any duly submitted nominations submitted by a shareholder and any declarations of availability for reelection.

18.6. All nominations for the Supervisory Board and all declarations of availability for reelection shall be made in writing to the Company and, to be effective, must be received by the Company at least two weeks before the meeting. The Company shall promptly deposit the list of validly nominated candidates and valid declarations of availability for re-election at its office for inspection by any shareholder. The Board of Management and the General Meeting of Shareholders each may waive the time periods in this paragraph and the requirement in the previous sentence, provided that any waiver by the Board of Management shall be set forth in the notice convening the General Meeting of Shareholders.

18.7. Any nomination of a candidate for the Supervisory Board shall state who makes the nomination. If the nomination is made by one or more shareholders, it shall state the aggregate share in the Company's capital held by the shareholder(s) submitting the nomination. Any nomination or declaration shall state particulars in respect of the candidate's age, profession, the nominal value of shares the candidate holds in the capital of the Company, his or her present and past functions insofar as the same are of interest in connection with the performance of the duties of a member of a Supervisory Board, and any companies of which the candidate is already a Supervisory Board member. If such companies belong to the same group, it shall be sufficient to name such group. The reasons for the nomination or declaration shall be stated.

18.8. The General Meeting of Shareholders shall fix the remuneration for the members of the Supervisory Board.

18.9. The General Meeting of Shareholders shall at all times have the power to suspend or to dismiss every one of the members of the Supervisory Board.

18.10. If, following suspension of a member of the Supervisory Board, the General Meeting of Shareholders has not decided on his or her dismissal within three months, the suspension shall end.

18.11. A suspended member of the Supervisory Board shall be entitled to justify his or her actions before the General Meeting of Shareholders and may be assisted by an adviser when doing so, at his or her own expense.

Article 19.

19.1. The Supervisory Board shall, subject to the limitations contained in these Articles of Association, supervise the Board of Management and the general state of affairs of the Company and the business connected with it and advise the Board of Management. In the performance of their duty the members of the Supervisory Board shall be guided by the corporate interest of the Company and the business connected with it.

19.2. The Board of Management shall timely provide the Supervisory Board with the information necessary for it to exercise its duties. As far as necessary for the fulfilment of his or her duties, each member of the Supervisory Board shall have access to the buildings and premises of the Company.

19.3. Each year, the Supervisory Board shall appoint one person to serve as Chairperson and one person to serve as secretary of the Supervisory Board. The proceedings at each Supervisory Board meeting shall be recorded in minutes signed by the Chairperson and the secretary of the meeting. The minutes of the Supervisory Board meetings shall be kept at the Company's office and each member of the Supervisory Board shall be provided with copies of these minutes and be allowed to inspect them during normal business hours.

19.4. The Supervisory Board shall draw up regulations to deal with matters that concern the Supervisory Board internally. The regulations may include an allocation of tasks amongst the members of the Supervisory Board. The regulations shall contain provisions concerning the manner in which meetings of the Supervisory Board are called and held. These meetings may be held by telephone conference or video conference, provided all participating members of the Supervisory Board can hear each other simultaneously.

19.5. The Supervisory Board shall meet as often as it deems necessary for the fulfilment of its task as mentioned in paragraph 1 of this Article. The Supervisory Board shall also meet if so requested by the Chief Executive Officer.

Article 20.

       Resolutions of the Board of Management relating to the following matters shall be subject to prior approval of the Supervisory Board:

       a. issuance of more than four hundred and fifty-three thousand seven hundred and eighty (453,780) shares in the aggregate, whether in one single transaction or a series of transactions during the five-year period referred to in Article 5.15, and limitation or exclusion of preemptive rights on such shares, if the Board of Management has been authorized to do so;

       b. issuance and acquisition of debt instruments issued by the Company or of debt instruments issued by a limited partnership or a general partnership of which the Company is the general partner with full liability, all in excess of the equivalent of nine million Euro (EUR 9,000,000) or any other amount fixed by the Supervisory Board;

       c. application for listing or withdrawal of the official listing of shares, debt instruments or certificates of economic ownership;

       d. entry into or termination of a continuing co-operation by the Company with another company or partnership as general partner with full liability in a limited partnership or general partnership, if such co-operation or the termination thereof is of strategic significance for the Company or involves an investment in excess of the equivalent of nine million Euro (EUR 9,000,000) or any other amount fixed by the Supervisory Board;

       e. acquisition by it or by a dependent company of a participation in the capital of another company the value of which equals at least one quarter of the sum of the issued capital and the reserves of the other company, as shown in its balance sheet with explanatory notes and any far reaching change in the size of any such participation, for consideration in excess of the equivalent of nine million Euro (EUR 9,000,000) or any other amount fixed by the Supervisory Board;

       f. investments requiring an amount equal to at least one quarter of the sum of the issued capital and the reserves of the Company as shown in its balance sheet with explanatory notes, or in excess of the equivalent of nine million Euro (EUR 9,000,000) or any other amount fixed by the Supervisory Board;

       g. sale of assets of the Company, the fair market value of which exceeds nine million Euro (EUR 9,000,000) or any other amount fixed by the Supervisory Board;

       h.     a proposal to amend these Articles of Association;

       i.     a proposal to wind up the Company;

       j. application for voluntary liquidation and for a moratorium of payments;

       k.     a proposal to reduce the issued capital; and

       l. resolutions as referred to in Article 29 of these Articles of Association.

Indemnity.

Article 21.

21.1. The Company shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of the Company) by reason of the fact that he or she is or was a member of the Supervisory Board, the Board of Management, officer or agent of the Company, or was serving at the request of the Company as a member of the Supervisory Board, the Board of Management, officer or agent of another company, partnership, joint venture, foundation, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful or outside of his or her mandate.

21.2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he or she is or was a member of the Supervisory Board, member of the Board of Management, officer or agent of the Company, or is or was serving at the request of the Company as a member of the Supervisory Board, member of the Board of Management, officer or agent of another company, partnership, joint venture, foundation, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defence or settlement of such action or proceeding if he or she acted in good faith and in a manner he or she reasonably could believe to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

21.3. To the extent that a member of the Supervisory Board, member of the Board of Management, officer or agent of the Company has been successful on the merits or otherwise in the defence of any action, suit or proceeding referred to in paragraphs 1 or 2 of this Article or in the defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

21.4. The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person mentioned in paragraph 1 of this Article did not act in good faith and not in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful or outside of his or her mandate.

21.5. Any indemnification by the Company referred to in paragraphs 1 or 2 of this Article shall (unless ordered by a Court) only be made upon a determination that indemnification of a member of the Supervisory Board, a member of the Board of Management, officer or agent is proper in the circumstances because he or she had met the applicable standard of conduct set forth in paragraphs 1 or 2 of this Article. Such determination shall be made:

       (a) either by the Supervisory Board by a majority vote in a meeting consisting of members of the Supervisory Board who were not parties to such action, suit or proceeding; or

       (b) if the majority referred to under (a) adopts a resolution to that effect, by independent legal counsel in a written opinion; or

       (c)    by the General Meeting of Shareholders.

21.6. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon a resolution of the Board of Management with respect to the specific case upon receipt of an undertaking by or on behalf of the member of the Supervisory Board, member of the Board of Management, officer or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article 21.

21.7. The indemnification provided for by this Article 21 shall not be deemed to exclude any other right to which a person seeking indemnification may be entitled under any by-laws, agreement, resolution of the General Meeting of Shareholders or resolutions of the disinterested members of the Board of Management or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a member of the Supervisory Board, member of the Board of Management, officer or agent and shall also inure to the benefit of the heirs, executors and administrators of such a person.

21.8. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a member of the Supervisory Board, member of the Board of Management, officer or agent of the Company, or is or was serving at the request of the Company as a member of the Supervisory Board, member of the Board of Management, officer, employee or agent of another company, partnership, joint venture, foundation, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his or her capacity as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 21.

21.9. Whenever in this Article 21 reference is made to the Company, this shall include (in addition to the resulting or surviving company in case of merger or consolidation) any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its members of the Supervisory Board, member of the Board of Management, officers and agents, so that any person who is or was a member of the Supervisory Board, member of the Board of Management, officer or agent of such constituent company, or is or was serving at the request of such constituent company as a member of the Supervisory Board, member of the Board of Management, officer or agent of another company, partnership, joint venture, foundation, trust or other enterprise, shall stand in the same position under the provisions of this
       Article 21 with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

General Meeting of Shareholders.

Article 22.

22.1. At least one General Meeting of Shareholders shall be held every year, which meeting shall be held within six months after the close of the financial year. At this General Meeting of Shareholders the following subjects shall be considered:

       a. the written annual report prepared by the Board of Management on the course of business of the Company and the conduct of its affairs during the past financial year, and the report of the Supervisory Board on the annual accounts;

       b.     the adoption of the annual accounts;

       c. the determination of any dividend distribution and further allocation of profits;

       d. the filling of any vacancies in the Board of Management or the Supervisory Board; and

       e. any proposals placed on the agenda by the Board of Management or by the Supervisory Board, together with proposals made by shareholders pursuant to paragraph 7 of this Article if and insofar as they have been received by the Board of Management at the latest six weeks before the day of the General Meeting of Shareholders.

22.2. Extraordinary General Meeting of Shareholders shall be held in the case referred to in Section 2:108a Civil Code and otherwise as often as the Supervisory Board, the Board of Management, or the Chief Executive Officer deems it necessary, without prejudice to what has been provided in paragraph 3 of this Article.

22.3. The Board of Management shall call a General Meeting of Shareholders if one or more of those having the right to vote who, together, hold at least ten per cent (10%) of the issued share capital make a request in writing to the Board of Management to that effect, stating the matter to be dealt with. If the Board of Management fails to call a meeting to comply with such a request in such manner that the General Meeting of Shareholders can be held within six weeks after the request has been received, then every one of those who have made such a request shall be entitled to call such a meeting, subject to relevant provisions of these Articles of Association.

22.4. General Meetings of Shareholders shall be held in Amsterdam, Haarlemmermeer (including Schiphol Airport), Rotterdam or The Hague. Resolutions adopted at a General Meeting of Shareholders held elsewhere are valid only if the entire issued share capital is present or represented.

22.5. The notice convening a General Meeting of Shareholders shall be issued by either the Board of Management, the Chief Executive Officer, the Supervisory Board, or the persons who according to the law or these Articles of Association are entitled to convene such a meeting. The notice shall be published in a nationally distributed daily newspaper published in the Netherlands, in an internationally distributed financial daily periodical of international repute, and in such other manner as may be required to comply with applicable stock exchange regulations or deemed appropriate by the persons convening the meeting. The notice convening a General Meeting of Shareholders shall be published or, where applicable, distributed in other ways no later than four weeks prior to the meeting.

22.6. The notice of the meeting shall state the place, date and hour of the meeting and shall contain the agenda of the meeting or shall state that the agenda will be available for inspection by the persons entitled to attend the meeting at the office of the Company and at such other place(s) as the Board of Management shall determine. If the agenda is not published, the Company shall provide copies, at no charge, on request to any person who is entitled to inspect the agenda.

22.7. The agenda shall contain such subjects as the person(s) convening the meeting shall decide, and furthermore such other subjects as one or more of those having the right to vote, who together hold at least ten percent (10%) of the issued capital, have so requested the Board of Management in writing at least seven days before the date of the notice convening the meeting.

22.8. If a proposal to amend the Company's Articles of Association is to be dealt with, a copy of that proposal, in which the proposed amendments shall be stated verbatim, shall be made available for inspection to the shareholders and others who are permitted by law to attend the meeting, at the office of the Company, as from the day the meeting of shareholders is called until after the close of that meeting, and each of them shall be entitled, upon his or her request, to obtain a copy thereof, free of charge.

Chairperson of the General Meeting of Shareholders; Minutes; Attendance;
Proxies.

Article 23.

23.1. The Chairperson of the Supervisory Board or a person chosen by such Chairperson or by the Supervisory Board to act as chairperson for a General Meeting of Shareholders shall preside over a General Meeting of Shareholders. During discussion of or procedures for the appointment of members of the Supervisory Board, the General Meeting of Shareholders shall be presided by an independent person, who may be a civil law notary ("notaris").

23.2. The chairperson of the meeting shall appoint the secretary of that meeting. The secretary of the meeting shall keep the minutes of the business transacted at the meeting, which minutes shall in evidence of their adoption be signed by the chairperson and the secretary.

23.3. If an official record is made of the business transacted at the meeting then minutes need not be drawn up and it shall suffice that the "notarieel proces-verbaal" (official notarial record) be signed by a "notaris" (civil law notary). Each member of the Board of Management shall at all times have power to give instructions to have an official notarial record made at the Company's expense.

23.4. The Board of Management may determine that any person entitled per a certain date, such date to be determined by the Board of Management and such date hereinafter to be referred to as: the "Record Date", to attend the General Meeting of Shareholders, may attend the General Meeting of Shareholders if (i) they are as such registered in a register (or one or more parts thereof) designated for that purpose by the Board of Management, and (ii) at the request of the applicant the holder of the register has notified the Company in writing prior to the general meeting that such applicant has the intention to attend the General Meeting of Shareholders, regardless of who will be applicant at the time of the General Meeting of Shareholders. The notification will state the name and the number of shares or depositary receipts for which the applicant is entitled to attend the general meeting. The provision under (ii) on the notification to the Company will also apply to an attorney authorized in writing by an applicant.

23.5. The record date mentioned in paragraph 4 and the date mentioned in said paragraph on which the notification of the intention to attend the General Meeting of Shareholders shall have been given at the latest cannot be fixed earlier than at a time on the seventh day, and not later than at a time on the third day, prior to the date of the General Meeting of Shareholders. The convocation of the General Meeting of Shareholders will include said times, the place of the meeting and the proceedings for registration and / or notification.

23.6. In case the Board of Management does not exercise the power referred to in paragraph 4 of this Article paragraphs 7 and 8 of this Article apply.

23.7. In order to attend the General Meeting of Shareholders the holders of bearer shares shall deposit a written statement of an affiliated institution at the office of the Company. Said statement shall certify that the number of bearer shares listed in such statement belongs to its collective depository, that the person mentioned in the statement is a joint owner of its collective depository to the extent of such number of bearer shares and, to the extent required by law, that the person mentioned in the statement will continue to be the joint owner of its collective depository to such extent until after the meeting. The announcement shall state the day on which the deposit of the statement of the affiliated institution shall be made at the latest; this day may not be set earlier than on the seventh day prior to the meeting.

23.8. In order to attend the General Meeting of Shareholders, all holders of registered shares and other persons entitled to attend the General Meeting of Shareholders, shall inform the Company in writing of their intention to be present at the meeting or to be represented not later than on the close of business on the seventh day prior to the day of the meeting, unless the Board of Management determines to permit notification within a shorter period of time prior to any such meeting.

23.9. Shareholders and other persons entitled to attend a General Meeting of Shareholders may cause themselves to be represented at any meeting by depositing with the Company a proxy duly authorized in writing, provided that such proxies shall be deposited not later than on the close of business on the date specified in paragraph 8 of this Article. Subject to the prior approval of the Supervisory Board, the Board of Management may determine further rules concerning the deposit of the powers of attorney; these shall be stated in the notice of the meeting.

23.10. The shareholders or their proxies must sign the attendance list, stating the number of the shares represented by them and - insofar as applicable
       - the number of votes to be cast by them.

23.11. The chairperson of the meeting shall decide on the admission to the meeting of persons other than those who are entitled to attend.

23.12. All matters regarding the admittance to the General Meeting of Shareholders, the exercise of voting rights and the result of voting, as well as any other matters regarding the proceedings at the General Meeting of Shareholders shall be decided upon by the chairperson of that meeting, with due observance of the provisions of Section 2:13 Civil Code.

Voting right per share; Adoption of resolutions; Class Meetings.

Article 24.

24.1. At the General Meeting of Shareholders, each share shall confer the right to cast one vote, unless the law or these Articles of Association provide otherwise.

24.2. All resolutions shall be validly adopted if passed by a simple majority of votes validly cast unless otherwise stated in the law or these Articles. Blank votes, abstentions and invalid votes shall not be counted as votes cast. The chairperson of the meeting shall decide on the method of voting and on the possibility of voting by acclamation.

24.3. In the General Meeting of Shareholders no votes may be cast in respect of any shares held by the Company or by a subsidiary of the Company. No votes may be cast in respect of a share the depositary receipt for which is held by the Company or by a subsidiary of the Company. However, the holders of a right of "vruchtgebruik" (usufruct) and the holders of a right of pledge on shares held by the Company or by a subsidiary of the Company, are nonetheless not excluded from the right to vote such shares, if the right of usufruct or the right of pledge was granted prior to the time such share was acquired by the Company or by a subsidiary of the Company. Neither the Company nor a subsidiary of the Company may cast votes in respect of a share on which it holds a right of usufruct or a right of pledge.

24.4. In case of a tie vote the Supervisory Board shall decide the matter being voted upon. Notwithstanding the foregoing, if there is a tie vote with respect to the appointment of a managing director for which a binding nomination has been made, the person first named in the nomination shall be appointed.

24.5. The usufructuary, who in conformity with the provisions of Section 2:88 Civil Code has no right to vote, and the pledgee, who in conformity with the provisions of Section 2:89 Civil Code has no right to vote, shall not be entitled to the rights which by law have been conferred on holders of depositary receipts for shares issued with the co-operation of the Company.

24.6. Where in these Articles of Association persons are mentioned who are entitled to attend meetings of shareholders, this shall include persons who pursuant to Section 2:88.4 or Section 2:89.4 Civil Code have the rights that by law have been conferred on holders of depositary receipts for shares issued with the co-operation of the Company.

24.7. A class meeting shall be held whenever a resolution by such meeting is required as a matter of law or pursuant to these Articles of Association. In addition, a class meeting shall be held if deemed appropriate by either the Board of Management or the Supervisory Board.

24.8. The requirements of Articles 22 up to and including 24 shall be applicable to resolutions that are required to be adopted by the meeting of holders of shares of a specific class, provided that: the notice shall be sent not later than the sixth day prior to the meeting; the shareholders in the class shall appoint the chairperson for the meeting at the meeting; and the holders of governance preference shares and the holders of financing preference shares may adopt all resolutions outside a meeting if so proposed by the Supervisory Board. A resolution outside a meeting shall be valid only if all holders of governance preference shares or all holders of financing preference shares, as applicable, have cast their votes, in writing by letter, cable, telex or telecopier, in favour of the proposal concerned.

Article 25.

25.1. Resolutions of shareholders may be adopted in writing - which shall include cable, telefax and telex messages - instead of at a General Meeting of Shareholders, provided that these are adopted with a unanimous vote of all persons who are entitled to vote.

25.2. The Board of Management shall enter the resolutions that have been passed in the manner specified in the preceding paragraph of this Article 25, in the register of minutes of the General Meetings of Shareholders.

Amendment of the articles of association.


Article 26.

26.1. Amendment of these Articles of Association shall require a resolution of the General Meeting of Shareholders adopted by absolute majority. Nevertheless, in the first two years following incorporation of the Company, any amendment of Articles 12 and 24 shall require the approval of shareholders together holding two-thirds (66,66%) of all votes cast representing at least fifty percent of the issued share capital. Article 13 of these Articles and this Article 26 cannot be amended except by unanimity during a General Meeting of Shareholders at which all shareholders are represented; provided, however, that if Article 12 of these Articles of Association is at any time deleted, Article 13 of these Articles of Association shall also be deleted. An amendment of Article 12 or Article 24 of these Articles of Association so as to reduce the percentage referred to in these Articles to ten percent or less shall requiree a unanimous vote during a General Meeting of Shareholders at which all shareholders are represented.

26.2. As part of a resolution to amend the Articles of Association it may also be resolved that:

       a. the amendment of the Articles of Association shall become effective if and when a copy thereof will have been deposited at the Trade Registry;

       b. the Board of Management shall be authorized to perform the above-mentioned deposit;

       c. the Board of Management may decide at its entire discretion to make the deposit referred to in subparagraph a. above or to refrain from such deposit, as well as the date of the deposit; or

       d. the Board of Management shall only be allowed or obliged to proceed to such deposit in certain circumstances described in more detail in the resolution.

Audit.

Article 27.

27.1 The General Meeting of Shareholders shall appoint an accountant as referred to in Section 2:393 Dutch Civil Code, to examine the annual accounts drawn up by the Board of Management, to report on such accounts to the Supervisory Board and Board of Management, and to express an opinion with regard thereto. The accountant shall issue a certificate containing the results thereof, which shall be available for the shareholders.

27.2. If the General Meeting of Shareholders fails to appoint the accountant as referred to in paragraph 1 of this Article, the appointment shall be made by the Supervisory Board.

27.3. The appointment provided for in paragraph 1 of this Article may at all times be cancelled by the General Meeting of Shareholders and if the appointment has been made by the Supervisory Board, also by the Supervisory Board.

Financial year; Annual accounts; Report of the Board of Management; Distribution of profits.

Article 28.

28.1.  The financial year of the Company shall coincide with the calendar year.

28.2. Within five (5) months after the end of each financial year - subject to an extension of up to six (6) months by the General Meeting of Shareholders by reason of special circumstances - the Board of Management shall cause annual accounts to be drawn up, consisting of a balance sheet as of the thirty-first day of December and a profit and loss account in respect of the preceding financial year, together with the explanatory notes thereto. The Board of Management shall furthermore prepare a report on the course of business of the Company in the preceding year. The Board of Management shall make the Annual Report available to shareholders for inspection within the time period set forth in this paragraph.

28.3. The Board of Management shall draw up the annual accounts in accordance with applicable generally accepted accounting principles and all other applicable provisions of the law.

28.4. The Company's annual accounts or its consolidated accounts may be prepared in a foreign currency if the activity of the Company or the international structure of its group justifies this.

28.5. The annual accounts shall be signed by all members of the Board of Management and all members of the Supervisory Board. Should any signature be missing, this shall be mentioned in the annual accounts, stating the reason for such omission.

28.6. Copies of the annual accounts, the annual report of the Board of Management, the report of the Supervisory Board, and the information to be added to each of such documents pursuant to the law shall be made available at the office of the Company for inspection by the shareholders and the other persons entitled to attend meetings of shareholders, as from the date of the notice convening the General Meeting of Shareholders at which meeting they shall be discussed, until the close thereof. The shareholders and those who are permitted by law to attend the General Meeting of Shareholders shall be allowed to obtain copies thereof free of charge.

28.7. The General Meeting of Shareholders shall adopt the annual accounts; this adoption shall constitute a release from liability for the members of the Board of Management and the members of the Supervisory Board with relation to all acts that appear from those documents or the result of which is contained therein, unless a provision has explicitly been made, and without prejudice to what has been or will be provided by law.

Article 29.

29.1. From the profit made in any financial year, except as provided in this paragraph 1, the Company shall first distribute a dividend on each governance preference share that was issued and outstanding at any point during the financial year in question. The dividend shall equal the percentage referred to in the following sentence multiplied by the amount paid on such share at the commencement of the financial year for which the distribution is being made. The percentage referred to in the previous sentence shall be equal to the average of the European Inter Bank Offering Rate ("EURIBOR") for cash loans with a term of twelve months, increased by one hundred basis points. The average EURIBOR rate shall be determined on a weighted basis that reflects the number of days during the year on which each EURIBOR rate was in effect. If, during the financial year for which the distribution referred to above is being made, the amount paid on a governance preference share was decreased or if, pursuant to a resolution on a further call, was increased, the distribution shall be decreased or increased, as applicable, on a pro rata basis. If governance preference shares were issued in the course of a financial year, the dividend on such shares shall be decreased pro rata to reflect the number of days during which the share was unissued. If and to the extent the profit is not sufficient to make the payment referred to in this paragraph in full, the deficit shall be distributed against the reserves, with the exception of the reserve which was formed as a share premium upon the issuance of the financing preference shares.

29.2. In the event of cancellation with repayment of governance preference shares, the Company shall make a distribution on the cancelled governance preference shares as of the day of repayment. The distribution shall be calculated in accordance with the provisions of paragraphs 1 and 3 of this Article. The distribution shall be adjusted to reflect any distributions due for a prenons period but unpaid, without prejudice to the provisions of Section 2:105.4 Civil Code.

29.3.  If in any financial year the profit as provided in paragraph 1 of this
       Article is not sufficient to make the distributions described above in this Article and, in addition, no distribution or only a partial distribution is made from the reserves pursuant to paragraph 1 of this Article, such that the deficit is not fully distributed, the provisions of paragraphs 2, 4 and 7 of this Article shall not be applied until the deficit has been recovered.

29.4.  Insofar as the profit is sufficient, further:

       a. if possible, a dividend shall be distributed on each financing preference share equalling a percentage calculated on the nominal value, increased by the amount of share premium that was paid upon the first issuance of financing preference shares of and which percentage is related to the average effective yield on the prime interest rate on corporate loans in the United States of America as quoted in the Wall Street Journal, calculated and fixed in the manner as stated hereinafter.

       b. The percentage of the dividend for the financing preference shares is calculated by taking the average effective yield of the above-mentioned loans, for the last twenty exchange days, prior to the day on which financing preference shares were issued for the first time or on which the dividend percentage is adjusted, possibly increased or decreased by a maximum of one per cent point, depending on the then prevailing market conditions, as the Board of Management shall resolve subject to the approval of the Supervisory Board.

       c. For the first time on the first of January of the calendar year following the three year anniversary of the day on which one or more financing preference shares were issued for the first time, and every time three years later, the dividend percentage of all financing preference shares may be adjusted to the then average effective yield of the prime interest rate on corporate loans in the United States of America as quoted in the Wall Street Journal, calculated and fixed in the manner as stated in b.

29.5. If in any financial year the distributions provided for in paragraph 4 of this Article have not been made, the provisions of the first sentence of paragraphs 4 and 7 of this Article shall not be applied until the deficit has been recovered and after the provisions above in paragraphs 1 and 3 of this Article have become applicable. The Board of Management shall be authorized, subject to the approval of the Supervisory Board, to decide to distribute an amount equal to the deficit meant in the previous sentence against the reserves, with the exception of the reserve which was formed as share premium upon the issuance of the financing preference shares.

29.6. If financing preference shares are issued in the course of any financial year, the dividend on the financing preference shares shall be decreased pro rata for such financial year.

29.7. Out of the profit remaining after application of the previous paragraphs of this Article, such amounts shall be allocated to reserves as the Board of Management shall determine, subject to approval of the Supervisory Board. Insofar as any profit has not been distributed or allocated to reserve upon application of the previous Sections of this Article, such profits shall be at the disposal of the General Meeting of Shareholders, provided that no further dividend shall be distributed on the governance preference shares or the financing preference shares.

29.8. Subject to prior approval of the Supervisory Board and with due observance of Section 2:105 Civil Code, the Board of Management shall have power to declare one or more interim dividends, provided that the requirements of paragraph 13 of this Article are duly observed as evidenced by an interim statement of assets and liabilities. Interim dividends may be distributed on any single class of shares or group of classes of shares.

29.9. The General Meeting of Shareholders may resolve on a proposal made by the Supervisory Board wholly or partly to distribute dividends or reserves, instead of in cash, in the form of shares in the capital of the Company.

29.10. In the event of cancellation with repayment of financing preference shares, two distributions shall be made on the cancelled financing preference shares on the day of repayment:

       a. the first distribution shall be made out of the share premium reserve, if present, of the relevant shares and shall be equal to the balance thereof applicable to such shares;

       b. the second distribution shall be made out of the profit reserve and shall be calculated as much as possible in accordance with the provisions of paragraphs 4 and 5 of this Article, such distribution to be calculated pro rata temporis on the period from the day on which a distribution as meant in paragraphs 1 and 3 of this Article was made for the last time - or if the financing preference shares have been issued following such day: from the day of issuance - until the day of repayment, without prejudice to the provisions of Section 2:105.4 Civil Code.

29.11. A deficit, as meant in Section 2:104 Civil Code, may only be applied against the share premium formed upon the issuance of financing preference shares if all other reserves are depleted.

29.12. Shares which the Company holds in its own share capital shall not be counted when determining the division of any dividend to be distributed on shares.

29.13. The Company may only declare distributions to the extent its "eigen vermogen" (shareholders equity) exceeds the amount of the paid up and called portion of the share capital, plus the "wettelijke" (statutory) reserves. No distributions of profits may be made to the Company itself for shares that the Company holds in its own share capital.

29.14 With due observance of the provisions of paragraph 13 of this Article, the Board of Management may cause the Company to declare and pay distributions, in whole or in part, out of a share premium reserve or out of any other reserve shown in the annual accounts, not being a "wettelijke" (statutory) reserve.

29.15 Any distribution of profits shall be made only after the adoption of the annual accounts, from which it appears that the same is permitted.

29.16. Distributions pursuant to this Article 29 shall be payable as from a date to be determined by the Board of Management.

29.17. Distributions under this Article 29 shall be made payable at an address or addresses in the Netherlands, to be determined by the Board of Management, as well as at least one address in each country where the shares of the Company are listed on a stock exchange.

29.18. The Board of Management may determine the method of payment of cash distributions on shares with due observance of the provisions of paragraph 19 of this Article.

29.19. Cash distributions shall, if such distributions are made payable only outside the Netherlands, be paid in the currency of a country where the shares of the Company are listed on a stock exchange, converted at the rate of exchange determined by the Dutch Central Bank at the close of business on a day to be determined for that purpose by the Board of Management. If and to the extent that, on the first day on which a distribution is payable, the Company is unable to make any such payment because of governmental action or other exceptional circumstances beyond its control, the Board of Management may instead designate one or more addresses in the Netherlands where such payments shall be made. In such event the provisions of the first sentence of this paragraph shall no longer apply.

29.20. The person entitled to a distribution shall be the person in whose name the share is registered at the date to be determined for that purpose by the Board of Management in respect of each distribution. The date shall be between the date of determination of distributions and the date of payment.

29.21. Notice of distributions and of the dates and addresses referred to in the preceding paragraphs of this Article shall be published in the Netherlands in a daily newspaper and in such other manner as the Board of Management may deem desirable.

29.22. Distributions in cash that have not been collected within five years after they have become due and payable shall revert to the Company.

Enquete.

Article 30.

30.1. Each shareholder that holds two percent (2%) or more of the issued and outstanding shares in the share capital of the Company shall have the right to initiate an investigation into the management of the Company as provided for in Section 2:345 Civil Code and subsequent provisions (enquete).

30.2. The shareholder considering initiating enquete proceedings shall first, in writing, communicate his or her objections with respect to the conduct and commercial policy of the Company to the Board of Management. He or she shall allow the Company a reasonable time period to investigate the objections and take measures to remedy the same.

Dissolution and winding-up.

Article 31.

31.1. In the event a resolution is passed to dissolve the Company, the Company shall be wound-up by the members of the Board of Management. The provisions of Article 14 regarding the appointment, suspension and dismissal of a member of the Board of Management apply mutatis mutandis to a liquidator.

31.2. The General Meeting of Shareholders shall, upon the proposal of the Supervisory Board decide upon the remuneration of the liquidator(s) and the person responsible for supervising the liquidation.

31.3. The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these Articles of Association shall, to the maximum extent possible, remain in full force and effect.

31.4. After settling the liquidation, the liquidators shall render an account in accordance with the provisions of the law.

31.5. After the Company has ceased to exist, the books and records of the Company shall remain in the custody of the person designated for that purpose by the liquidators for a seven-year period.

Distribution to shareholders upon dissolution.

Article 32.

After payment of all liabilities and the cost of liquidation, the balance of the assets of the Company shall be divided as follows:

       a. in the first place, if possible, the holders of governance preference shares shall be paid the nominal value paid on their governance preference shares, increased by any shortfall in the payment pursuant to Article 29 and increased by an amount equal to the percentage on the nominal value referred to in Article 29, calculated for the period commencing on the first day of the last fully expired financial year prior to the dissolution and ending on the day of the distribution on governance preference shares referred to in this Article, on the understanding that all dividends which have been paid on the governance preference shares for this period shall be deducted from the distribution pursuant to this subparagraph;

       b. subsequently, the holders of financing preference shares shall, to the extent possible, be paid the nominal value paid on their financing preference shares, as well as the share premium paid on their shares upon the issuance of the same, increased by any shortfall in the payment pursuant to Article 29 and increased by an amount equal to the percentage on the nominal value referred to in Article 29.4.a (as possibly adjusted pursuant to the provisions of Article 29.4.b) on the nominal value after such amount has been increased by the share premium paid on their shares upon issuance of the same, calculated for the period commencing on the first day of the last fully expired financial year prior to the dissolution and ending on the day of the distribution on financing preference shares referred to in this Article, provided that all dividends which have been paid on the governance preference shares for this period shall be deducted from the distribution pursuant to this subparagraph;

       c. the balance then remaining shall be distributed among the holders of ordinary shares in proportion to the number of ordinary shares held by each of them.

Unclaimed distributions upon dissolution.

Article 33.

Any amounts payable to shareholders or due to creditors which are not claimed within six (6) months after the last distribution was made payable shall be deposited with the "consignatiekas" (Public Administrator of Unclaimed Debts).